EXHIBIT 10.1

Loan and Security Agreement
by and between
Kansas City Southern de México, S.A. de C.V.
and
Export Development Canada
February 26, 2008

-ii-

Loan and Security Agreement
     This Loan and Security Agreement (the “Agreement”), dated as of February 26, 2008, is made by and between Kansas City Southern de México, S.A. de C.V., a corporation incorporated under the laws of Mexico (together with its permitted successors and assigns, “Borrower”) and Export Development Canada, a corporation established by an Act of Parliament of Canada (together with its permitted successors and assigns, “Lender”).
Recitals
     Whereas, the Borrower has requested that the Lender make the Loan to the Borrower in an aggregate principal amount not to exceed $72,750,000.00, and the Lender has indicated its willingness to make the Loan provided that the Loan is secured by a lien and security interest in favor of the Lender against certain locomotives of the Borrower as set forth herein.
     Now, Therefore, in consideration of the premises and agreements herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
Article I
Definitions
     Section 1.1. Definitions. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings set forth in Appendix A hereto for all purposes hereof; and the rules of interpretation set forth in Appendix A hereto shall apply to this Agreement.
     Section 1.2. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Article II
Closing Date
     Section 2.1. Closing. (a) Subject to the terms and conditions hereof, this Agreement shall be effective as of the date the conditions precedent set forth in Exhibit C hereto shall have been satisfied or waived (the “Closing Date”).
     (b) All documents and instruments required to be delivered on the Closing Date and in connection with the Loan pursuant to this Agreement shall be delivered at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Suite 1700, Chicago, Illinois 60603 (other than the Notes and the Pledge Agreement, which shall be delivered at the offices of Ritch Mueller), or at such other location as the Lender and the Borrower may mutually agree.

Article III
Funding of Loan
     Section 3.1. Funding. (a) Loan. Prior to 11:00 A.M., New York City time, on the Closing Date, the Lender shall make a loan (the “Loan”) to the Borrower by making available to the Borrower by wire transfer immediately available funds in an amount equal to the Requested Loan Amount as set forth in the Loan Request in accordance with the wiring instructions set forth therein; provided, that the terms and conditions for the Loan set forth herein have been satisfied by 11:00 A.M. New York time on the Closing Date. The aggregate amount of the Loan required to be made as above provided shall not exceed the product of the Financing Percentage and the aggregate Equipment Cost of the Equipment being financed on the Closing Date. The Loan funded hereunder is to reimburse the Borrower for payments made by the Borrower to the Manufacturer for the acquisition of the Equipment by the Borrower.
     (b) Waiver; Business Day. The funding by the Lender of the Loan shall be deemed a waiver of the Loan Request. The Closing Date shall be a Business Day.
     Section 3.2. Notice and Closing. Not later than 1:00 P.M., New York City time, on the Business Day preceding the Closing Date, the Borrower shall deliver to the Lender a request (a “Loan Request”) by facsimile or other form of electronic communication or telephone (to be promptly confirmed in writing) substantially in the form of Exhibit B hereto setting forth:
     (i) the Closing Date;
     (ii) the Requested Loan Amount; and
     (iii) the number and type of Units for which settlement of the purchase price will be made on the Closing Date and the Equipment Cost of such Units.
     Section 3.3. Administration Fee. Within 30 days after the date hereof, the Borrower shall pay to the Lender an administration fee in an amount equal to 0.2% of the Aggregate Commitment Amount.
Article IV
The Notes
     Section 4.1. Notes. The Loan shall be evidenced by non-negotiable Notes which qualify as pagarés under Mexican law, executed by the Borrower and issued to the Lender, substantially in the form of Exhibit A attached hereto. The Notes issued with respect to the Loan shall be issued in 30 series and shall be designated Series 1 Notes through and including Series 30 Notes (such Notes to be issued in the principal amounts and with the maturity dates specified in Schedule II to the Loan and Security Agreement Supplement dated the Closing Date). The Lender shall be entitled to receive a single Note, of each Series, on the Closing Date in an aggregate principal amount equal to the amount of the Loan made by the Lender on the Closing Date.
     The principal amount of and interest on each Note issued pursuant to the provisions of this Agreement shall be payable as set forth in the form thereof contained in Exhibit A. Interest on the Notes shall accrue at the Debt Rate and shall be computed on the basis of a 360-day year of twelve 30-day months on the principal amount thereof remaining unpaid from time to time from and including the date thereof to but excluding the date of payment. Principal shall be paid in equal semi-annual installments.
     Each Note outstanding hereunder shall be identical except in respect of the Series, principal amount and maturity date thereof.
     Section 4.2. Method of Payment. (a) The principal of, and Make-Whole Amount, if any, and interest on each Note will be payable in U.S. dollars in immediately available funds to the Lender at Citibank N.A., New York, New York, USA, ABA No. 021000089, Account No. 36236357, SWIFT CITIUS33, Reference: 880-41109, for the account of Export Development Canada, without any presentment or surrender of any Note, except that the holder of a Note shall promptly surrender such Note to the Borrower upon payment in full of the principal amount of and interest on such Note and such other sums payable to such holder hereunder with respect to such Note.
     (b) Subject to Section 7.11, payments in respect of the Notes shall be reduced by any taxes, fees or other charges required by applicable law to be withheld at the source.
     Section 4.3. Application of Payments to Principal Amount and Interest. In the case of each Note, each payment of principal thereof and Make-Whole Amount, if any, and interest thereon shall be applied, first, to the payment of accrued but unpaid interest on such Note then due thereunder, second, to the payment of the unpaid principal amount of such Note then due thereunder and, third, to the payment of Make-Whole Amount, if any, then due thereon. Any prepayment of less than the entire outstanding principal amount of all Series of Notes pursuant to Section 4.8(b) shall be applied pro rata in accordance with the outstanding principal amounts thereof.
     Section 4.4. Termination of Interest. The Lender shall have no further interest in, or other right with respect to, any Equipment when and if the principal amount of and interest on all the Notes and all other sums payable to the Lender hereunder and under such Notes shall have been paid in full.
     Section 4.5. Transfer of Notes. The Borrower shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the “Note Register”) and the Borrower will register or transfer or cause to be registered or transferred as hereinafter provided any Notes issued pursuant to this Agreement. A holder of a Note intending to transfer such Note to a new payee, or to exchange any Note or Notes held by it for a Note or Notes of a different denomination or denominations, may surrender such Note or Notes to the Borrower, together with a written request from such holder for the issuance of a new Note or

Notes, specifying the denomination or denominations (each of which shall be not less than $1,000.00 (or, if less, the outstanding principal amount of such Note) or such smaller denomination as may be necessary due to the original issuance of Notes of the applicable maturity in an aggregate principal amount not evenly divisible by $1,000.00), and, in the case of a surrender for registration of transfer, the name and address of the transferee or transferees. Promptly upon receipt of such documents, the Borrower will issue a new Note or Notes in the same aggregate principal amount, of the same Series, in the form set forth in Exhibit A, as the case may be, in the same maturity and bearing the same interest rate as the Note or Notes surrendered, in such denomination or denominations and payable to such payee or payees as shall be specified in the written request from such holder. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Borrower evidencing the same respective obligations, and entitled to the same security and benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.
     Prior to the due presentment for registration of transfer of a Note, the Borrower shall deem and treat the registered holder of such Note as the absolute owner and holder of such Note for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes and shall not be affected by any notice to the contrary.
     Section 4.6. Loss, Theft, Etc. of Notes. If any Note shall become mutilated, destroyed, lost or stolen, the Borrower shall, upon the written request of the holder of such Note, issue in replacement thereof, a new Note in the form set forth in Exhibit A, payable to the same holder in the same principal amount, dated the same date, of the same Series, of the same maturity, bearing the same interest rate and dated the same date as the Note so mutilated, destroyed, lost or stolen. If the Note being replaced has become mutilated, such Note shall be surrendered to the Borrower. If the Note being replaced has been destroyed, lost or stolen, the holder of such Note shall furnish to the Borrower such security or indemnity as may be required by it to save the Borrower harmless and evidence satisfactory to the Borrower of the destruction, loss or theft of such Note and of the ownership thereof.
     Section 4.7. Payment of Transfer Taxes. Upon and as a condition to the transfer of any Note or Notes pursuant to Section 4.5, the Borrower may require from the party requesting such new Note or Notes payment of a sum to reimburse the Borrower for, or to provide funds for the payment of, any tax or other governmental charge in connection therewith.
     Section 4.8. Prepayments. (a) If any Unit or Units have suffered or been deemed to have suffered a Casualty Occurrence, the Notes shall be prepaid in whole or in part by the Borrower on the date which is the monthly anniversary of the Closing Date if such Unit or Units are not replaced pursuant to Section 7.3 hereof on the relevant date determined pursuant to Section 7.3 hereof, at a price equal to the sum of (i) as to principal thereof, an amount equal to the product obtained by multiplying the aggregate unpaid principal amount of the Notes as at the date of such prepayment (after deducting therefrom the principal installment, if any, due on the date of such prepayment) by a fraction, the numerator of which shall be the Equipment Cost of such Unit or Units of Equipment and the denominator of which shall be the aggregate Equipment Cost of all Units of Equipment subject to the Lien of this Agreement immediately prior to the date of such prepayment and (ii) as to interest, the aggregate amount of interest accrued and unpaid in respect of the principal amount to be prepaid pursuant to clause (i) above to but not including the date of prepayment (after deducting therefrom any principal installment due on or prior to the date of such prepayment), but without the payment of any Make-Whole Amount.
     (b) All Notes issued at any time outstanding hereunder may be prepaid in whole or in part upon the request of the Borrower at any time on a date selected by the Borrower at a price equal to the unpaid principal amount thereof together with accrued but unpaid interest thereon, plus, an amount equal to the Make-Whole Amount, if any, applicable in respect of the principal amount of such Notes to be prepaid pursuant to this Section 4.8(b) on the date of such prepayment.
     (c) If at any time as a result of a Change in Tax Law (as defined below) the Borrower is or becomes obligated to make any increased payments pursuant to Section 7.11 hereof in respect of any payment of interest or other amounts on account of any of the Notes or this Agreement in excess of the amounts payable without regard to such Change in Tax Law, the Borrower may give the Lender irrevocable written notice (a “Tax Prepayment Notice”) of the prepayment of the Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of the Borrower to make any increased payments and the amount thereof and stating that all of the Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment (but without the payment of any Make-Whole Amount), unless the Lender gives Borrower written notice no more than 20 days after receipt of the Tax Prepayment Notice (or, if earlier, the tenth day prior to the date for the payment giving rise to such increased payments), that it seeks to reject such prepayment (a “Tax Prepayment Rejection Notice”). The form of Tax Prepayment Rejection Notice shall also accompany the Tax Prepayment Notice and shall state that execution and delivery thereof by the Lender shall operate as a permanent waiver of its right to receive the increased payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest or other amounts (but not of the Lender’s right to receive any increased payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the increased payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of any Note. The Tax Prepayment Notice having been given, the principal amount of the Notes together with interest accrued thereon to the date of such prepayment (but without the payment of any Make-Whole Amount) shall become due and payable on such prepayment date, unless the Lender shall timely give a Tax Prepayment Rejection Notice.
     No prepayment pursuant to this Section 4.8(c) shall affect the obligation of the Borrower to pay increased payments in respect of any payment made on or prior to the date of such prepayment.
     The Borrower may not offer to prepay, or prepay, Notes pursuant to this Section 4.8(c) (i) if an Event of Default then exists, (ii) until the Borrower shall have taken commercially reasonable steps to mitigate the requirement to make the related increased payments or (iii) if the obligation to make such increased payments directly results or resulted from actions taken by the Borrower (other than actions required to be taken under applicable law), and any Tax

Prepayment Notice given pursuant to this Section 4.8(c) shall certify to the foregoing and describe such mitigation steps, if any.
     For purposes of this Section 4.8(c): “Change in Tax Law” means (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any law, treaty, rule or regulation of Mexico after the date of the Closing Date, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation after the date of the Closing Date, which amendment or change is in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the date of the Closing Date, an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which amendment or change is in force and continuing and meets such opinion and certification requirements. No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of the Borrower (which shall be evidenced by an Officer’s Certificate of the Borrower and supported by a written opinion of counsel having recognized expertise in the field of taxation in the Taxing Jurisdiction, both of which shall be delivered to the Lender prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Notes.
     (d) If the Borrower shall desire to prepay Notes pursuant to Section 4.8(b) above, it shall deliver a Request to the Lender giving notice of the exercise of such right of prepayment and specifying the aggregate principal amount of Notes to be prepaid, the date fixed for prepayment (which date shall be at least 45 days after the delivery of such Request or such shorter period of time as shall be satisfactory to the Lender) and shall state that payment of such amount, together with accrued interest thereon and Make-Whole Amount, if any, will be made on the date of such prepayment and that on and after such date interest on the principal amount of the Notes to be prepaid will cease to accrue.
     Section 4.9. Equally and Ratably Secured. All Notes at any time outstanding under this Agreement shall be equally and ratably secured hereby without preference, priority or distinction on account of the date or dates or the actual time or times of the issue or maturity of such Notes so that all Notes at any time issued and outstanding hereunder shall have the same rights, Liens and preferences under and by virtue of this Agreement.
Article V
Grant of Security
     In consideration of the premises described herein, the indebtedness described in the Notes, and as security for the prompt and complete payment of the principal of, interest on and Make-Whole Amount, if any, with respect to the Notes, and all other amounts due with respect to the Notes from time to time outstanding hereunder and all other amounts due hereunder and the performance and observance by the Borrower of all the agreements, covenants and provisions herein and in the Notes all for the benefit of the holders of the Notes, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Notes by the Lender, the Borrower does hereby grant to Lender, its successors and assigns, for the security and benefit of the holders of the Notes from time to time, a continuing security interest, in and to all of the Borrower’s right, title and interest to the following described property, rights, interests and privileges, whether now owned or hereafter acquired, wherever located and whether now existing or hereafter arising from time to time (collectively, the “Collateral”):
     (a) the Equipment and all replacements of any Units thereof and substitutions therefor in which Borrower shall from time to time acquire an interest, all as more particularly described in the Loan and Security Agreement Supplement executed and delivered on the Closing Date or any such replacements thereof or substitutions therefor, as provided in this Agreement;
     (b) subject to Sections 7.3(b) and 7.5(c), all requisition proceeds with respect to the Equipment or any Unit thereof (to the extent of Borrower’s interest therein);
     (c) all warranties or representations made or given to the Borrower, expressly or impliedly, by the Manufacturer under the purchase agreements to which it is a party relating to the Equipment and all claims for damages in respect of such Equipment arising as a result of any default by the Manufacturer under any purchase agreement; and
     (d) all proceeds, rents, issues, profits, products, revenues and other income from or on account of the property, rights and privileges subjected or required to be subjected to the lien of this Agreement.
     For so long as this Agreement is in effect, the Borrower agrees that at any time and from time to time, upon the written request of the Lender, the Borrower will promptly and duly execute and deliver or cause to be executed and delivered any and all such further instruments and documents as the Lender may deem desirable in obtaining the full benefits of this assignment and of the rights and powers herein granted.
Article VI
Closing Conditions
     The obligation of the Lender to make the Loan hereunder shall be subject to the satisfaction or waiver of the conditions precedent set forth in Exhibit C attached hereto on or before the Closing Date (except as otherwise indicated).

Article VII
Covenants of the Borrower
     Section 7.1. Payment of the Notes. The Borrower shall promptly pay the principal and interest on the Notes when due and punctually perform and observe all of the covenants, agreements and provisions contained herein, in the Notes and in any other instrument given as security for the Notes.
     Section 7.2. Marking of Equipment. The Borrower agrees that at or before the Closing Date, the Borrower shall affix and maintain on each Unit the reporting mark, if any, and identification number listed in the Loan and Security Agreement Supplement for such Unit and such other markings as from time to time may be required by law or to protect the interest of the Lender in such Units. In case any of such marks shall at any time be removed, defaced or destroyed before the termination of the Lien provided for herein, the Borrower shall promptly cause the same to be restored or replaced. The Borrower shall not change, or permit to be changed, the reporting mark of any of the Equipment at any time covered hereby (or any reporting mark which may have been substituted as herein provided) except in accordance with a statement of new reporting marks to be substituted therefor which shall be filed and recorded as provided in Section 7.13 hereof.
     The Equipment may be lettered with the name, initials or insignia of the Borrower, or of any Affiliate or any lessee of the Borrower which is permitted to use the Equipment as herein provided, or may be lettered in some other appropriate manner, for convenience of identification of the interest of the Borrower, or such Affiliate or lessee therein. Except as aforesaid, during the term of this Agreement, the Borrower shall not allow the name of any Person to be placed on any of the Equipment as a designation if the right, title and interest of the Lender therein would thereby be impaired or invalidated. The Lender shall, upon the Request of the Borrower, consent to the placing of the name of any specified Person upon any Unit as a designation if there shall have been delivered to the Lender an Opinion of Counsel to the effect that such designation will not impair or invalidate the right, title and interest of the Lender in or to such Unit.
     Section 7.3. Maintenance of Equipment; Casualty Occurrences; Eminent Domain.
     (a) Maintenance of Equipment. The Borrower, at its own cost and expense, shall service, maintain, repair and keep each Unit (i) in good repair and operating condition, ordinary wear and tear excepted, (ii) in accordance with (a) prudent U.S. Class I railroad industry maintenance practices in existence from time to time and (b) manufacturer’s recommendations to the extent required to maintain such manufacturer’s warranties in effect with respect to such Unit, (iii) in a manner consistent with service, maintenance, overhaul and repair practices used by the Borrower in respect of equipment owned or leased by the Borrower similar in type to such Unit and without discrimination between owned and leased equipment and (iv) in compliance, in all material respects, with all applicable laws and regulations, including any applicable United States EPA Regulations and any applicable AAR Mechanical Standards and Federal Railroad Administration regulations as applicable to continued use by the Borrower; provided, however, that the Borrower may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such law, regulation, requirement or rule in any reasonable manner which does not materially adversely affect the rights or interests of the Lender in the Equipment or hereunder or otherwise expose the Lender to criminal sanctions or any material civil liability.
     (b) Casualty Occurrences. Whenever any Unit shall suffer a Casualty Occurrence, the Borrower shall within 60 days after a responsible officer of the Borrower shall have actual knowledge of such occurrence give the Lender notice of such occurrence (such notice to include the amount, description, reporting marks and road numbers of all the Units of Equipment that have suffered a Casualty Occurrence) and of its election to perform one of the following options (it being agreed that if the Borrower shall not have given notice of such election within such 60 days after such actual knowledge of such occurrence, the Borrower shall be deemed to have elected to perform the option set forth in the following clause (1)) (1) on or before a Payment Date selected by the Borrower that is within 90 days after a responsible officer of the Borrower shall have actual knowledge of the Casualty Occurrence, the Borrower shall transfer to the Lender immediately available funds in an amount equal to the amount required to prepay that portion of the Notes that are to be prepaid on account of such Casualty Occurrence on such Payment Date pursuant to Section 4.8(a) hereof or (2) so long as no Event of Default shall have occurred and be continuing, as promptly as practicable, and in any event on or before the Business Day next preceding the 175th day next following the date on which a responsible officer of the Borrower shall have actual knowledge of the Casualty Occurrence, the Borrower shall grant to the Lender a Lien on a replacement Unit of similar type and capable of performing comparable function as the replaced Unit (a “Replacement Unit”) with a current fair market value, utility and remaining useful life at least equal to such replaced Unit, assuming such replaced Unit was in the condition and repair required by the terms hereof immediately prior to such Casualty Occurrence; provided that, if the Borrower shall not perform its obligation to effect such replacement under this clause (2) during the period of time provided herein, then the Borrower shall pay on a Payment Date selected by the Borrower that is within 180 days after a responsible officer of the Borrower shall have actual knowledge of the occurrence of a Casualty Occurrence to the Lender the amounts specified in clause (1) above. Prior to or at the time of any such conveyance and as a condition to such replacement, the Borrower will, at its own expense:
     (i) duly execute a Loan and Security Agreement Supplement which shall subject such Replacement Unit to this Agreement and cause such Loan and Security Agreement Supplement to be delivered to the Lender for execution and, upon such execution, cause such supplement or appropriate evidence thereof to be filed, recorded or deposited in every public office where the supplement (or appropriate evidence thereof) covering the replaced Unit shall have been filed, recorded or deposited;
     (ii) duly execute a Pledge Agreement Supplement which shall subject such Replacement Unit to the Pledge Agreement and cause such Pledge Agreement Supplement to be delivered to the Lender for execution and, upon such execution, cause such supplement or appropriate evidence thereof to be filed, recorded or deposited in every public office where the supplement (or appropriate evidence thereof) covering the replaced Unit shall have been filed, recorded or deposited and the Borrower shall deliver to the Lender evidence of the presentment for registration of the filing and evidence of the recordation of such Pledge Agreement Supplement in such public office(s) promptly following the Borrower’s receipt of the same;
     (iii) furnish to the Lender an Officer’s Certificate certifying that the Replacement Unit is free and clear of all Liens other than Permitted Liens;
     (iv) furnish to the Lender an Opinion or Opinions of Counsel to the effect that all filings, recordings and other action necessary to perfect the Lender’s interests in the United States of America and Canada in the Replacement Unit have been accomplished;
     (v) furnish to the Lender a certificate of a qualified engineer (who may be the chief mechanical officer employed by the Borrower) certifying that the Replacement Unit has a fair market value, utility and remaining useful life at least equal to the Unit replaced thereby (assuming that such replaced Unit was maintained in the condition required by the terms of this Agreement); and
     (vi) pay all of the Lender’s reasonable costs and expenses (including reasonable attorney’s fees (including, without limitation, reasonable attorney’s fees of U.S. and Mexican counsel)) incurred in connection with such replacement or substitution.
     Upon the compliance by the Borrower with the terms of this Section 7.3(b), the Lender shall, upon the written request of the Borrower, execute and deliver to, or as directed in writing by, the Borrower an appropriate instrument (in due form for recording) furnished by the Borrower releasing the replaced Unit or Units of Equipment from the Lien of this Agreement. Notwithstanding anything to the contrary contained herein, the Borrower or its designee shall be entitled to any amounts arising from the disposition of any Unit suffering a Casualty Occurrence, plus any awards, insurance (other than insurance maintained by the Lender for its own account in accordance with Section 7.5(d)) or other proceeds and damages (including any Association of American Railroads interline settlement paid upon a Casualty Occurrence) received by the Borrower or the Lender by reason of such Casualty Occurrence. For all purposes hereof, each Replacement Unit shall, after such conveyance, be deemed Collateral hereunder with the same Cost as the Unit it replaced.
     In the event of the substitution of a Replacement Unit, all provisions of this Agreement relating to the Unit or Units being replaced shall be applicable to such Replacement Unit with the same force and effect as if such Replacement Unit was the same Unit being replaced.
     Section 7.4. Possession of Equipment; Assignments. (a) The Borrower shall be entitled to the possession of the Equipment and to the use of the Equipment by it or any Affiliate in the general operation of the Borrower’s or any such Affiliate’s freight rail business upon lines of railroad owned or operated by it or any such Affiliate, upon lines of railroad over which the Borrower or any such Affiliate has trackage or other operating rights or over which railroad equipment of the Borrower or any such Affiliate is regularly operated pursuant to contract and on railroad lines of other railroads in Mexico, the United States and Canada, in the usual interchange of traffic or in through or run-through service and shall be entitled to permit the use of the Equipment upon lines of railroad of connecting and other carriers in the usual interchange of traffic or pursuant to through or run-through agreements; provided the Borrower shall use the Equipment only for the purpose and in the manner for which it was designed and intended and in compliance, in all material respects, with all laws, regulations and guidelines of any governmental body, the Association of American Railroads and the Federal Railroad Administration and their successors and assigns. Nothing in this Section 7.4(a) shall be deemed to constitute permission by the Lender to any Person that acquires possession of any Unit to take any action inconsistent with the terms and provisions of this Agreement. The rights of any person that acquires possession of any Unit pursuant to this Section 7.4(a) shall be subject and subordinate to the rights of the Lender hereunder.
     (b) Except as otherwise provided in this Section 7.4(b) or in the case of any requisition for use by an agency or instrumentality of the Mexican government, the Borrower will not, without the prior written consent of the Lender, assign any of its rights hereunder; provided, however, that the Borrower, so long as no Event of Default shall have occurred and be continuing under this Agreement, shall have the right, without the prior written consent of the Lender, to lease any Unit to or permit its use by a user organized under the federal laws or the laws of any state of Mexico, organized under the federal laws or the laws of any state of the United States or organized under the federal laws or the laws of any province of Canada, for use by such lessee or user upon lines of railroad owned or operated by the Borrower, any Affiliate of the Borrower, such lessee or user or by a railroad company or companies organized under the federal laws or the laws of any state of Mexico, organized under the federal laws or the laws of any state of the United States or organized under the federal laws or the laws of any province of Canada, over which the Borrower, such Affiliate of the Borrower, such lessee or user or such railroad company or companies has trackage or other operating rights, and upon lines of railroad of connecting and other carriers in the usual interchange of traffic or pursuant to through or run-through service agreements; provided such lessee shall not, at the time of such lease, be insolvent or subject to insolvency or bankruptcy proceedings. Each lease shall be expressly subject and subordinate to this Agreement. Prior to entering into a lease for a period in excess of one year, Borrower shall have received written consent from the Lender. No lease shall in any way discharge or diminish any of the Borrower’s obligations hereunder, and the Borrower shall remain primarily liable hereunder for the performance of all the terms, conditions and provisions of this Agreement to the same extent as if such lease had not been entered into. Nothing in this Section 7.4(b) shall be deemed to constitute permission to any Person in possession of any Unit pursuant to any such lease to take any action inconsistent with the terms and provisions of this Agreement.
     Notwithstanding anything to the contrary contained herein, any conveyance, transfer or lease, directly or indirectly, of all or substantially all of the assets of the Borrower in accordance with Section 7.8 shall not be deemed a breach of this covenant.
     (c) Notwithstanding anything to the contrary contained herein (but subject to Section 9.17 hereof), the Lender shall not assign, transfer or convey any Notes or any of its interest under this Agreement or the Pledge Agreement or any other document executed in connection therewith unless such assignment, transfer or conveyance shall be of all, but not less than all, of the Notes outstanding under this Agreement and all of its rights and interest under this Agreement, the Pledge Agreement and any other documents executed in connection therewith, it being understood that no assignment, transfer or conveyance of the Notes by the Lender may occur separately from any assignment, transfer or conveyance by the Lender of all of its rights and interest under this Agreement, the Pledge Agreement and any other documents executed in connection therewith. The Borrower agrees to reasonably cooperate with any such transfer, assignment or conveyance, including, without limitation, execution and delivery of replacement Notes and a replacement Pledge Agreement. The Lender agrees to pay Borrower’s reasonable costs in connection with an assignment under this Section 7.4(c).
     Section 7.5. Insurance.
     (a) Coverages. The Borrower will, at its own expense, cause to be carried and maintained (i) all risk property insurance in respect of the Units of Equipment and (ii) public liability insurance against loss or damage for personal injury, death or property damage suffered upon, in or about any premises occupied by the Borrower or occurring as a result of the use, maintenance or operation of the Units of Equipment in such amounts and against such risks, with such insurance companies and with such terms (including co-insurance, deductibles, limits of liability and loss payment provisions) as are customary under the Borrower’s risk management program and in keeping with risks assumed by U.S. Class I railroads generally, provided, however, that the Borrower may self-insure with respect to any or all of the above if customary under such risk management program and in keeping with risks assumed by U.S. Class I Railroads generally; provided that in no event shall such self-insurance or policy deductibles exceed $10,000,000 per occurrence in the case of property insurance and $15,000,000 per deductible in the case of public liability insurance. Such coverage may provide for deductible amounts as are customary under the Borrower’s risk management program and in keeping with risks assumed by U.S. Class I Railroads generally. Notwithstanding the foregoing, all insurance coverages (including, without limitation, self-insurance) with respect to the Equipment required under this Agreement shall be comparable to, and no less favorable than, insurance coverages applicable to equipment owned or leased by the Borrower which is comparable to the Equipment. The Borrower shall, at its own expense, be entitled to make all proofs of loss and take all other steps necessary to collect the proceeds of such insurance.
     If any insurance required by this Agreement shall not be available to the Borrower at renewal on a commercially reasonable basis on substantially the same terms and conditions as then carried by the Borrower and the obtaining of such insurance is, in the Borrower’s reasonable judgment, commercially impracticable (taking into account both terms and premiums), the Borrower shall obtain a written report of an independent insurance advisor of recognized national standing, chosen by the Borrower and reasonably acceptable to the Lender confirming in reasonable detail that such insurance, in respect of amount or scope of coverage, is not so available on a commercially reasonable basis from insurers of recognized standing who provide insurance to the railroad industry. During any period with respect to which any insurance is not so available, the Borrower shall nevertheless maintain such insurance to the extent, with respect to amount and scope of coverage, that it is available on a commercially reasonable basis from insurers of recognized standing who provide insurance to the railroad industry. If any insurance which was previously discontinued because of its commercial unavailability later becomes available, in the Borrower’s reasonable judgment, on a commercially reasonable basis, the Borrower shall reinstate such insurance.
     (b) Certificate of Insurance. The Borrower shall, on or prior to the Closing Date, furnish the Lender with a certificate signed by the insurer or an independent insurance broker showing the insurance then maintained, if any, with respect to the Units of Equipment financed on the Closing Date. The Lender may, but not more than once in any twelve-month period, request from the Borrower and the Borrower shall promptly thereafter furnish to the Lender, an Officer’s Certificate or, at the Borrower’s option, such a certificate signed by an independent insurance broker, setting forth all insurance maintained by the Borrower pursuant to Section 7.5(a) above and describing such policies, if any, including the amounts of coverage, any deductible amounts and the names of the insurance providers. Such public liability insurance shall name the Lender as an additional insured with respect to such public liability insurance then maintained as its interest may appear and such all risk property insurance shall name the Lender as loss payee. The Borrower agrees that such insurer or such broker will provide written notice to the Lender at least 30 days prior to the cancellation or lapse of any insurance required to be maintained by the Borrower in accordance with Section 7.5(a) above. Any insurance maintained pursuant to this Section 7.5 shall (i) provide insurer’s waiver of its right of subrogation with respect to public liability insurance and all risk property insurance, set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability against any additional insured except for claims as shall arise from the willful misconduct or gross negligence of such additional insured, (ii) to the extent commercially available, provide that such all risk property insurance as to the interest of the Lender shall not be invalidated by any action or inaction of the Borrower or any other Person (other than such claimant), regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Borrower or any other Person (other than such claimant), and (iii) provide that all such insurance is primary without right of contribution from any other insurance which might otherwise be maintained by the Lender and shall expressly provide a severability of interest clause. Any insurance maintained by the Lender shall not be considered co-insurance with any insurance maintained by the Borrower.
     (c) Proceeds of Insurance. The entire proceeds of any property or casualty insurance or third-party payments for damages or a Casualty Occurrence with respect to any Unit (including any Association of American Railroads interline settlements) received by the Lender shall be promptly paid over to, and retained by, the Borrower; provided, however, any such amount which is payable to the Borrower shall not be paid to the Borrower, or if it has been previously paid directly to the Borrower shall not be retained by the Borrower, if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Lender as security for the obligations of the Borrower under this Agreement.
     (d) Additional Insurance. At any time the Lender may but shall not be required to at its own expense carry insurance with respect to its interest in the Equipment, provided that such insurance does not interfere with the Borrower’s ability to insure the Equipment as required by this Section 7.5 or adversely affect the Borrower’s insurance or the cost thereof, it being understood that all salvage rights to each Unit and all primary subrogation rights shall remain with the Borrower’s insurers at all times. Any insurance payments received from policies maintained by the Lender pursuant to the previous sentence shall be retained by the Lender without reducing or otherwise affecting the Borrower’s obligations hereunder.
     Section 7.6. Borrower’s Indemnities.
     (a) Claims Defined. For the purposes of this Section 7.6, “Claims” shall mean any and all costs, expenses, liabilities, obligations, losses, damages, penalties, actions or suits or claims of whatsoever kind or nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) which may be imposed on, or asserted against, an Indemnified Person, as defined herein, or any Unit and, except as otherwise expressly provided in this Section 7.6, shall include, but not be limited to, all reasonable out-of-pocket costs, disbursements and expenses (including legal fees and expenses) paid or incurred by an Indemnified Person in connection therewith or related thereto.
     (b) Indemnified Person Defined. For the purposes of this Section 7.6, “Indemnified Person” means the Lender and its directors, officers, employees, successors and permitted assigns, agents and servants (the directors, officers, employees, successors and permitted assigns, agents and servants of the Lender together with the Lender being referred to herein collectively as the “Related Indemnitee Group” of the Lender), provided that as a condition of any obligations of the Borrower to pay any indemnity or perform any action under this Section 7.6 with respect to any persons who are not signatories hereto, such persons at the written request of the Borrower shall expressly agree in writing to be bound by all the terms of this Section 7.6. In the event that any Indemnified Person fails, after notice to such Indemnified Person referring to this sentence, to comply with any duty or obligation under Section 7.6(e) and (f), such Indemnified Person shall not be entitled to indemnity under this Section 7.6 to the extent such failure to comply has a material adverse effect on the Borrower’s ability to defend any such Claim.
     (c) Claims Indemnified. Whether or not the Funding occurs with respect to any Equipment, and subject to the exclusions stated in subsection (d) below, the Borrower agrees to indemnify, protect, defend and hold harmless each Indemnified Person on an After-Tax Basis against Claims resulting from or arising out of or related to (whether or not such Indemnified Person shall be indemnified as to such Claim by any other Person):
     (i) this Agreement or any other document or any of the transactions contemplated hereby and thereby or resulting herefrom or therefrom and the enforcement thereof and hereof;
     (ii) the ownership, lease, operation, modification, non-use, maintenance, lease financing, substitution, control, repair, storage, alteration, violation of law with respect to any Unit (including applicable securities laws and environmental law), transfer or other disposition of any Unit, overhaul, testing or registration of any Unit (including, without limitation, injury, death or property damage of passengers, shippers or others, and environmental control, noise and pollution regulations) whether or not in compliance with the terms hereof;

     (iii) the manufacture, design, purchase, acceptance, rejection, delivery, nondelivery or condition of any Unit (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark, or copyright infringement);
     (iv) any breach of or failure to perform or observe, or any other non-compliance with, any covenant, condition or agreement to be performed by, or other obligation of, the Borrower under this Agreement, or the falsity when made of any representation or warranty of the Borrower in this Agreement or in any document or certificate delivered in connection therewith; and
     (v) the offer, sale and delivery by the Borrower of the Notes.
     (d) Claims Excluded. The following are excluded from the agreement to indemnify under this Section 7.6:
     (i) Claims with respect to any Unit to the extent attributable to acts or events occurring after (A) in the case of the occurrence of a Casualty Occurrence with respect to such Unit under Section 7.3 hereof, the last to occur of (x) if an Event of Default exists, the elimination of such Event of Default and the payment of all amounts due under this Agreement, (y) the payment of all amounts due from the Borrower in connection with any such event and (z) the release of the Lien on such Unit in accordance with the terms herein or (B) in all other cases, with respect to such Unit, the earlier to occur of (y) if an Event of Default exists, the elimination of such Event of Default and the payment of all amounts due under this Agreement and (z) the release of the Lien on such Unit in accordance with the terms herein;
     (ii) with respect to any particular Indemnified Person, Claims which are Taxes except Taxes described in Section 7.11. Except as expressly provided in this Agreement (including the foregoing sentence), the Borrower’s entire obligation with respect to Taxes and losses of tax benefits being fully set out in Section 7.11;
     (iii) with respect to any particular Indemnified Person, Claims to the extent attributable to the gross negligence or willful misconduct of (other than gross negligence or willful misconduct imputed as a matter of law to such Indemnified Person solely by reason of its interest in the Equipment), or to the breach of any contractual obligation by, or the falsity or inaccuracy of any representation or warranty of such Indemnified Person or any of such Indemnified Person’s Related Indemnitee Group;
     (iv) with respect to any particular Indemnified Person, Claims to the extent attributable to any transfer (other than pursuant to Section 7.3 or Article VIII hereof) by such Indemnified Person of any interest in the Units of Equipment or this Agreement;
     (v) with respect to any particular Indemnified Person, any Claim to the extent attributable to the offer, sale or disposition (voluntary or involuntary) by or on behalf of such Indemnified Person of the Notes, any interest in this Agreement, or any similar security, other than a transfer by such Indemnified Person of its interests in any Unit pursuant to Section 7.3 hereof or otherwise attributable to or following an Event of Default that has occurred and is continuing;
     (vi) any Claim to the extent attributable to the authorization or giving or unreasonable withholding by such Indemnified Person of any future amendments, supplements, modifications, alterations, waivers or consents with respect to any of this Agreement, other than such as have been requested by or consented to by the Borrower or necessary or required to effectuate the purpose or intent of this Agreement or as are expressly required by this Agreement;
     (vii) any Claim which relates to a cost, fee or expense payable by a Person other than the Borrower or the Borrower pursuant to this Agreement;
     (viii) any Claim which is an ordinary and usual operating or overhead expense of such Indemnified Person other than such expenses attributable to the occurrence of an Event of Default hereunder;
     (ix) with respect to any particular Indemnified Person, any Claim resulting from the imposition of any Lender’s Lien attributable to such Indemnified Person; or
     (x) with respect to any particular Indemnified Person, any Claim, to the extent the risk thereof has been expressly assumed by such Indemnified Person in connection with the exercise by such Indemnified Person of the right of inspection granted under Section 7.7 hereof.
     (e) Insured Claims. In the case of any Claim indemnified by the Borrower hereunder which is covered by a policy of insurance maintained by the Borrower pursuant to Section 7.5 of this Agreement or otherwise, each Indemnified Person agrees to provide reasonable cooperation at the expense of the Borrower to the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim.
     (f) Claims Procedure. An Indemnified Person shall, upon becoming aware of any Claim for which indemnification is sought, promptly notify the Borrower of such Claim; provided, however, that, notwithstanding the last sentence of Section 7.6(b), the failure to give such notice shall not release the Borrower from any of its obligations under this Section 7.6, except to the extent that such failure to give notice shall have a material adverse effect on the Borrower’s ability to defend such claim or recover proceeds under any insurance policies maintained by the Borrower. Subject to the rights of insurers under policies of insurance maintained by the Borrower, the Borrower shall have the right in each case at the Borrower’s sole expense to investigate, and the right in its sole discretion to defend or compromise, any Claim for which indemnification is sought under this Section 7.6 and the Indemnified Person shall cooperate with all reasonable requests of the Borrower in connection therewith; provided that no right to defend or compromise such Claim shall exist on the part of the Borrower with respect to any Indemnified Person if (1) an Event of Default shall have occurred and be continuing or (2) such Claim would entail a significant risk to the Lender of any criminal liability; provided, further, that no right to compromise or settle such Claim shall exist unless the Borrower agrees in writing to pay the amount of such settlement or compromise. In any case in which any action, suit or proceeding is brought against any Indemnified Person in connection with any Claim, the Borrower may, and upon such Indemnified Person’s request will, at the Borrower’s expense resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by the Borrower and reasonably acceptable to such Indemnified Person and, in the event of any failure by the Borrower to do so, the Borrower shall pay all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such Indemnified Person in connection with such action, suit or proceeding. Where the Borrower or the insurers under a policy of insurance maintained by the Borrower undertake the defense of an Indemnified Person with respect to a Claim, no additional legal fees or expenses of such Indemnified Person in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of the Borrower or such insurers; provided, however, that if in the written opinion of counsel to such Indemnified Person an actual or potential material conflict exists where it is advisable for such Indemnified Person to be represented by separate counsel, the reasonable fees and expenses of any such separate counsel shall be paid by the Borrower. Subject to the requirements of any policy of insurance, an Indemnified Person may participate at its own expense in any judicial proceeding controlled by the Borrower pursuant to the preceding provisions; provided that such party’s participation does not, in the opinion of the independent counsel appointed by the Borrower or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 7.6(f). Nothing contained in this Section 7.6(f) shall be deemed to require an Indemnified Person to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.
     (g) Subrogation. If a Claim indemnified by the Borrower under this Section 7.6 is paid by the Borrower and/or an insurer under a policy of insurance maintained by the Borrower, the Borrower and/or such insurer, as the case may be, shall be subrogated to the extent of such payment to the rights and remedies of the Indemnified Person (other than under insurance policies maintained by such Indemnified Person) on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. So long as no Event of Default shall have occurred and be continuing, should an Indemnified Person receive any refund, in whole or in part, with respect to any Claim paid by the Borrower hereunder, it shall promptly pay over the amount refunded (but not in excess of the amount the Borrower or any of its insurers has paid in respect of such Claim paid or payable by such Indemnified Person on account of such refund) to the Borrower.
     (h) Waiver of Certain Claims. The Borrower hereby waives and releases any Claim now or hereafter existing against any Indemnified Person arising out of death or personal injury to personnel of the Borrower, loss or damage to property of the Borrower, or the loss of use of any property of the Borrower, which may result from or arise out of the condition, use or operation of the Equipment during the term of this Agreement, including without limitation any latent or patent defect whether or not discoverable.

     (i) Conflicting Provisions. The general indemnification provisions of this Section 7.6 are not intended to waive or supersede any specific provisions of, or any rights or remedies of the Borrower under, this Agreement to the extent such provisions apply to any Claim.
     Section 7.7. The Lender’s Inspection Rights. The Lender shall have the right, but not the obligation, at its sole cost and expense (unless, in the case of any such expense, an Event of Default shall have occurred and be continuing) and risk (including, without limitation, the risk of personal injury or death), by its authorized representatives, to the extent within the Borrower’s control: on not more than one occasion in any 12-month period (unless an Event of Default shall have occurred and be continuing) or during the last 12 months prior to the final maturity of the Notes, to inspect the Equipment and the Borrower’s records with respect thereto, during the Borrower’s normal business hours and upon reasonable prior notice to the Borrower; provided, however, that the Borrower shall not be liable for any injury to, or the death of, any Person exercising, either on behalf of the Lender or any prospective user, the rights of inspection granted under this Section 7.7 except as may result or arise from the Borrower’s gross negligence or willful misconduct. No inspection pursuant to this Section 7.7 shall interfere with the use, operation or maintenance of the Equipment or the normal conduct of the Borrower’s business, and the Borrower shall not be required to undertake or incur any additional liabilities in connection therewith.
     Section 7.8. Merger Covenant. The Borrower shall not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person unless (i) the Person formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Borrower as an entirety shall execute and deliver to the Lender an agreement containing the assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition of this Agreement to be performed or observed by the Borrower, (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred solely as a result of such consolidation or merger or such conveyance, transfer or lease and (iii) such transaction does not result in a Material Adverse Effect. Upon such consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Borrower as an entirety in accordance with this Section 7.8, the successor corporation formed by such consolidation or into which the Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor corporation had been named as the Borrower herein. If the Borrower shall have consolidated with or merged into any other Person or conveyed, transferred or leased substantially all of its assets, such assets to include the Equipment and the Borrower’s interest in this Agreement, the Person owning such interest after such event shall deliver to the Lender an opinion of counsel (which counsel may be such Person’s in-house counsel) confirming that the assumption agreement pursuant to which such Person assumed the obligations of the Borrower shall have been duly authorized, executed and delivered by such Person and that such agreement is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.
     Section 7.9. Financial Statements. The Borrower shall furnish the following to the Lender:

     (i) unless included in a Form 10-Q delivered or deemed delivered under clause (iii) below, as soon as available and in any event within 60 days after the end of each quarterly period, except the last, of each fiscal year, consolidated balance sheets of the Borrower, and its consolidated Subsidiaries as at the end of such period, together with the related consolidated statements of income and cash flows of the Borrower and its consolidated Subsidiaries for the period beginning on the first day of such fiscal year and ending on the last day of such quarterly period, setting forth in each case (except for the consolidated balance sheet) in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and prepared in accordance with U.S. generally accepted accounting principles and certified by any Vice President, the Treasurer, the Chief Financial Officer, the Chief Accounting Officer or any Assistant Treasurer of the Borrower;
     (ii) unless included in a Form 10-K delivered or deemed delivered under clause (iii) below, as soon as available and in any event within 120 days after the last day of each fiscal year, a copy of the Borrower’s annual audited report covering the operations of the Borrower and its consolidated Subsidiaries, including consolidated balance sheets, and related consolidated statements of income and retained earnings and consolidated statement of cash flows of the Borrower and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis, which statements will have been certified by a firm of independent public accountants of recognized national standing selected by the Borrower;
     (iii) as soon as available, one copy of each Annual Report on Form 10-K (or any successor form), Quarterly Report on Form 10-Q (or any successor form) and Form 8-K filed by the Borrower with the SEC or any successor agency, provided that, as long as the Borrower is subject to informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the SEC, the Lender shall be deemed to have been furnished the foregoing reports and forms at the time the Lender may electronically access such reports and forms by means of the SEC’s homepage on the internet or at the Borrower’s homepage on the internet, provided, further, in the event that the Borrower shall cease to be subject to such informational requirements, the Borrower will provide the Lender with 90 days’ advance written notice and thereafter the Borrower shall directly furnish such reports and forms to the Lender;
     (iv) as soon as available and in any event within 120 days after the last day of each fiscal year, a certificate signed by any Vice President, the Treasurer, the Chief Financial Officer, the Chief Accounting Officer or any Assistant Treasurer of the Borrower stating that he/she has reviewed the activities of the Borrower during such year and that the Borrower during such year has kept, observed, performed and fulfilled each and every covenant, obligation and condition contained herein, or if an Event of Default shall exist or if an event has occurred and is continuing which, with the giving of notice or the passage of time or both, would constitute an Event of Default, specifying such Event of Default and all such events and the nature and status thereof; and

     (v) from time to time, such additional information kept by the Borrower in the ordinary course of business reasonably related to the transactions contemplated hereby as the Lender may reasonably request.
     Section 7.10. Increased Costs. (a) In the event of (x) a Regulatory Change or (y) a judgment being rendered after the Closing Date which subjects or imposes any increase in the actual cost to the Lender of agreeing to make or making, funding or maintaining the Loan evidenced by the Notes, then, within twenty (20) days after delivery to the Borrower of an Officer’s Certificate of the Lender setting forth in reasonable detail the event giving rise to such increase in cost and the basis for the determination of the amount of such increase in cost, the Borrower shall pay to the Lender such amount as shall be necessary to reimburse the Lender for such increase in respect of any period which is no more than ninety (90) days prior to such demand; provided, however, that the Lender shall not be entitled to assert any claim under this Section 7.10(a) in respect of Taxes. Such Officer’s Certificate shall, in the absence of manifest error, be binding and conclusive on the Borrower. The Lender shall notify the Borrower as soon as possible of the occurrence of the event by reason of which it is entitled to make a claim as described in this Section 7.10(a), but the failure to give such notice shall not affect the obligations of the Borrower hereunder. In determining the amount of compensation payable by the Borrower under this Section 7.10(a), the Lender shall use reasonable efforts to minimize the compensation payable by the Borrower including using reasonable efforts to obtain refunds or credit and any compensation paid by the Borrower, which is later determined not to have been properly payable, shall forthwith be reimbursed by such holder to the Borrower.
     (b) For purposes of Section 7.10(a), “Regulatory Change” means with respect to the Lender (i) any change after the Closing Date in the laws or regulations of Mexico or any State thereof, the United States or any State thereof, France, Germany, The Netherlands, Switzerland, United Kingdom or Canada or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including the Lender, as the case may be, of or under any law or regulation (whether or not having the force of law) of Mexico or any State thereof or Canada by any court or governmental or monetary authority charged with the interpretation or administration thereof and in addition, (ii) any change after the Closing Date in any regulation, guideline or requirement or in the interpretation or administration thereof (whether or not having the force of law) issued by any governmental or monetary authority applying to a class of banks including the Lender, as the case may be, or the bank holding company of Lender, as the case may be (including any change after the Closing Date in the regulations, guidelines or requirements or interpretations or administration of any of the foregoing implementing the proposals for a risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled “International Convergence of Capital Measurement and Capital Standards” (commonly known as Basel II) dated June 2004, as modified and supplemented from time to time).
     (c) The Lender shall, if seeking compensation under this Section 7.10, use commercially reasonable efforts (at its own expense) to mitigate the amount of compensation, including designating a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of the Lender, result in any non-de minimis economic, legal or regulatory disadvantage to the Lender. The

Borrower shall not be required to make payments under this Section 7.10 to the Lender if (A) a claim hereunder arises solely through circumstances peculiar to the Lender and which do not affect commercial banks in the jurisdiction of organization of the Lender generally or (B) the claim arises out of a voluntary relocation by the Lender of its lending office (it being understood that any such relocation effected pursuant to the first sentence of this Section 7.10(c) is not “voluntary”), or (C) the Lender is not seeking similar compensation for such costs from its borrowers generally in similarly situated commercial loans.
     (d) If at any time the Borrower is or becomes obligated to make any payment of increased cost pursuant to this Section 7.10, the Borrower may give the Lender irrevocable written notice (an “Increased Cost Prepayment Notice”) of the prepayment of the Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of the Borrower to make such payment of increased cost and the amount thereof and stating that all of the Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment (but without the payment of any Make-Whole Amount), unless the Lender gives Borrower written notice no more than 20 days after receipt of the Increased Cost Prepayment Notice (or, if earlier, the tenth day prior to the date for the payment giving rise to such payment of increased cost), that it seeks to reject such prepayment (an “Increased Cost Rejection Notice”). The form of Increased Cost Rejection Notice shall also accompany the Increased Cost Prepayment Notice and shall state that execution and delivery thereof by the Lender shall operate as a permanent waiver of its right to receive the payment of increased cost arising as a result of the circumstances described in the Increased Cost Prepayment Notice (but not of the Lender’s right to receive any payments of increased cost that arise out of circumstances not described in the Increased Cost Prepayment Notice or which exceed the amount of the payment of increased cost described in the Increased Cost Prepayment Notice), which waiver shall be binding upon all subsequent transferees of any Note. The Increased Cost Prepayment Notice having been given, the principal amount of the Notes together with interest accrued thereon to the date of such prepayment (but without the payment of any Make-Whole Amount) shall become due and payable on such prepayment date, unless the Lender shall timely give an Increased Cost Rejection Notice.
     Section 7.11. Withholding Tax Indemnity. (a) All payments whatsoever under this Agreement and the Notes will be made by the Borrower free and clear of withholding or deduction for any present or future Taxes by or on behalf of any jurisdiction from or through which the Borrower makes such payments (hereinafter a “Taxing Jurisdiction”) imposed or levied on payments of interest, unless the withholding or deduction of such Tax is compelled by law.
     If any deduction or withholding for any Tax of a Taxing Jurisdiction imposed or levied on payments of interest or other sums payable to Lender by the Borrower shall at any time be required in respect of any amounts to be paid by the Borrower under this Agreement or the Notes, the Borrower will pay to the Lender such additional amounts such that after the reduction for the amount of Taxes withheld (and any Taxes withheld with respect to such additional amounts), shall be not less than the amounts then due and payable to the Lender under the terms of this Agreement or the Notes before the assessment of such Tax. In the event the Borrower withholds any Taxes on payments under this Agreement or the Notes, the Borrower shall pay the full amount representing such withholding to the relevant Taxing Jurisdiction within the time allowed for payment under applicable law and shall deliver to Lender a receipt evidencing such payment; provided that no payment of any additional amounts shall be required to be made for or on account of any Tax that would not have been imposed but for the delay or failure by the Lender (following a written request by the Borrower) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by the Lender to avoid or reduce such Taxes, provided that the filing of such Forms would not (in the Lender’s reasonable judgment) result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by the Lender, and provided further that the Lender shall be deemed to have satisfied the requirements of this paragraph upon the good faith completion and submission of such Forms as may be specified in a written request of the Borrower no later than 60 days after receipt by the Lender of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof). Notwithstanding anything herein to the contrary, in no event shall the Borrower be obligated to pay such additional amounts to a holder of the Notes to the extent imposed (i) because the Lender is not a resident of the United States or any State thereof, France, Germany, The Netherlands, Switzerland, United Kingdom or Canada for purposes of the treaty for the avoidance of double taxation between Mexico and such taxing jurisdiction, (ii) by reason of any Lender (other than the initial Lender) that is not a Mexican financial institution, or its assignees or participants, if any, failing to make reasonable commercial efforts, consisting of timely making any necessary filing and taking related action, to maintain its registration for the purposes of Article 195(I) or Article 196(II) of the Mexican Income Tax (Ley del Impuesto Sobre la Renta) or any successor provision with Hacienda or (iii) (other than with respect to the initial Lender) at a rate of withholding in excess of 4.9%.
     By acceptance of any Note, the Lender agrees, subject to the limitations of the second paragraph of this Section 7.11(a), that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Borrower all such forms, certificates, documents and returns provided to the Lender by the Borrower (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of the Lender in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between Mexico and such Taxing Jurisdiction and (y) provide the Borrower with such information with respect to the Lender as the Borrower may reasonably request in order to complete any such Forms, provided that nothing in this Section 7.11 shall require the Lender to provide information with respect to any such Form or otherwise if in the opinion of the Lender such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to the Lender, and provided further that the Lender shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by the Lender to the Borrower or mailed to the appropriate taxing authority, whichever is applicable, within 60 days following a written request of the Borrower (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

     On or before the Closing Date, the Borrower will furnish the Lender with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in Mexico pursuant to the second paragraph of this Section 7.11(a), if any, and in connection with the transfer of any Note the Borrower will furnish the transferee of such Note with copies of any Form and English translation then required.
     If any payment is made by the Borrower to or for the account of the Lender after deduction for or on account of any Taxes, and increased payments are made by the Borrower pursuant to this Section 7.11, then, if the Lender determines that it has received or been granted a tax benefit with respect to such Taxes or such increased payments, the Lender shall, to the extent it can do so without prejudice to the retention of the amount of such tax benefit, reimburse to the Borrower such amount as the Lender shall determine to be attributable to the relevant Taxes or deduction or withholding or increased payments. Nothing herein contained shall interfere with the right of the Lender to arrange its tax affairs in whatever manner it thinks fit and, in particular, the Lender shall not be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (ii) above) oblige the Lender to disclose any information relating to its tax affairs or any computations in respect thereof.
     If the Borrower makes payment to or for the account of the Lender and the Lender is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then the Lender shall, as soon as practicable after receiving written request from the Borrower (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Borrower, subject, however, to the same limitations with respect to Forms as are set forth above.
     The obligations of the Borrower under this Section 7.11 shall survive the payment or transfer of any Note and the provisions of this Section 7.11 shall also apply to successive transferees of the Notes.
     (b) The Lender shall, if seeking increased payments under this Section 7.11 (other than with respect to the Mexican withholding taxes applicable to interest payments on the date hereof), use commercially reasonable efforts (at its own expense) to mitigate the amount of increased payments, including designating a different lending office if such designation will avoid the need for, or reduce the amount of, such increased payments and will not, in the reasonable judgment of the Lender, result in any economic, legal or regulatory disadvantage to the Lender.
     Section 7.12. Discharge of Liens. The Borrower will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Units of Equipment or the Borrower’s interest therein under this Agreement, except Permitted Liens, and the Borrower shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien not excepted above if the same shall arise at any time.

     Section 7.13. Recording; Payment of Expenses. (a) On or prior to the Closing Date, the Borrower will, at its own expense, (i) cause this Agreement and the Loan and Security Agreement Supplement dated the Closing Date, or appropriate evidence thereof, to be duly filed and recorded with the STB in accordance with 49 U.S.C. § 11301, (ii) cause this Agreement and the Loan and Security Agreement Supplement dated the Closing Date, or appropriate evidence thereof, to be deposited with the Registrar General of Canada pursuant to Section 105 of the Canada Transportation Act, and (iii) prepare and present for filing all statements, notices, registrations or instruments required by or customarily filed with the Public Registry of Commerce of the Federal District (Registro Público de Comercio del Distrito Federal) with respect to the Equipment and the Pledge Agreement and provide evidence of such presentment for filing to the Lender.
     (b) The Borrower, at its sole expense, shall (i) promptly prepare and file all statements, notices, registrations or instruments required by or customarily filed with the Mexican Railroad Registry (Registro Ferroviario Mexicano) with respect to the Equipment and the Pledge Agreement and (ii) provide the Lender with evidence of the completion of the registration of any statements, notices, registrations or instruments with the Mexican Railroad Registry (Registro Ferroviario Mexicano) and the Public Registry of Commerce of the Federal District (Registro Público de Comercio del Distrito Federal) with respect to the Equipment and the Pledge Agreement promptly following its receipt of the same. The Lender hereby appoints and constitutes the Borrower its agent and attorney-in-fact to file, record or register, in the name and for the account of the Lender and the Borrower, as their interests may appear, statements or notices required by the Mexican Railroad Registry (Registro Ferroviario Mexicano).
     (c) The Borrower shall pay the out-of-pocket fees and expenses incurred by the Lender in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, including the reasonable fees and expenses of counsel to the Lender, within thirty (30) days of the Borrower’s receipt of a written request from the Lender for payment of such expenses. Notwithstanding anything contained herein to the contrary, if the transactions contemplated hereby are not consummated as a result of the Lender’s default in its obligations to consummate the transactions hereunder after the conditions specified in Article VI to be satisfied on the Closing Date have been satisfied or waived, the Lender shall pay its own fees and expenses (including the fees and expenses of its special counsel).
     Section 7.14. Further Assurances. The Borrower will duly execute and deliver to the Lender such further documents and assurances and take such further action as the Lender may from time to time reasonably request in order to effectively carry out the intent and purpose of this Agreement and the Pledge Agreement and to establish and protect the rights and remedies created in favor of the Lender hereunder, including, without limitation, if requested by the Lender, the execution and delivery of supplements or amendments hereto, in recordable form, subjecting to this Agreement and the Pledge Agreement any Replacement Unit and the recording or filing of counterparts hereof or thereof in accordance with the laws of such jurisdiction as the Lender may from time to time deem advisable; provided that this sentence is not intended to impose upon Borrower any additional liabilities not otherwise contemplated by this Agreement and the Pledge Agreement.

     Section 7.15. Compliance with Laws. The Borrower will comply with all applicable laws and regulations, including, without limitation, environmental laws and laws and regulations relating to corruption and bribery, provided that, in the case of such laws and regulations (other than laws and regulations relating to corruption and bribery), the Borrower need comply only to the extent necessary to ensure that non-compliance with such laws could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Nothing contained herein shall prohibit the Borrower from, in good faith and by appropriate proceedings diligently conducted, contesting the validity or application of any laws and regulations in any reasonable manner so long as such contest does not materially adversely affect the rights or interests of the Lender in the Equipment or hereunder or otherwise expose the Lender to criminal sanctions or any material civil liability.
Article VIII
Events of Default; Remedies Upon An Event of Default
     Section 8.1. Events of Default. The following events shall constitute Events of Default hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall be deemed to exist and continue so long as, but only as long as, it shall not have been remedied:
     (a) default by the Borrower in making any payment when due of principal of, or Make-Whole Amount, if any, or interest on, any Note or Notes and the continuance of such default unremedied for 5 Business Days after such payment shall become due hereunder or default by the Borrower in making any other payment when due of any other amount owing with respect to any Note or Notes or in connection with the transactions contemplated hereby and the continuance of such default unremedied for 30 days after receipt by the Borrower of written notice of such failure from the Lender and demanding the same be remedied; or
     (b) any representation or warranty made by the Borrower in this Agreement, the Pledge Agreement or any agreement related thereto is untrue or incorrect in any material respect as of the date of issuance or making thereof and such untruth or incorrectness shall continue to be material and unremedied for a period of 30 days after receipt by the Borrower of written notice specifying such incorrectness, stating that such incorrectness is a default hereunder and requiring it to be remedied from the Lender or from any holder of a Note; provided that, if such untruth or incorrectness is capable of being remedied, no such untruth or incorrectness shall constitute an Event of Default hereunder for a period of 180 days after receipt of such notice so long as the Borrower is diligently proceeding to remedy such untruth or incorrectness; or
     (c) the Borrower is in default in the payment of any principal of or premium or make-whole amount or interest on any indebtedness for borrowed money that is outstanding in an aggregate principal amount of at least $25,000,000 (or the equivalent thereof in any other applicable currency as determined in good faith by the Lender in the case of any indebtedness for borrowed money denominated in a currency other than U.S. Dollars) beyond any period of grace provided with respect thereto and as a consequence of such default such indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or
     (d) other than as set forth in clauses (a), (b) or (c), any failure by the Borrower to observe or perform any covenant to be observed or performed by the Borrower hereunder, under the Notes or under the Pledge Agreement and such failure shall continue unremedied for 30 days after receipt by the Borrower of a written notice thereof from the Lender and demanding the same to be remedied; provided that, if such failure is capable of being remedied (but only in a manner other than solely by the payment of money), no such failure shall constitute an Event of Default hereunder for a period of 180 days after such notice so long as the Borrower is diligently proceeding to remedy such failure; or
     (e) the Borrower shall (i) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy (concurso mercantil), insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to any such relief or to the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) admit in writing its inability to pay its debts generally as they come due, or (iv) make a general assignment for the benefit of creditors, or (v) take any corporate action to authorize any of the foregoing; or
     (f) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy (concurso mercantil), insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days.
     Section 8.2. Rights and Remedies Upon Default. Upon the occurrence and during the continuance of any Event of Default, Lender shall have the right to exercise all of the remedies conferred hereunder, under the Notes and any other document executed in connection herewith, including, without limitation, the Pledge Agreement and any and all rights and remedies available under the NY UCC, and Lender shall have all the rights and remedies of a secured party, and Lender may proceed to protect and enforce its rights by an action at law, suit in equity, or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Notes, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. Without limitation, the Lender shall have the following rights and powers:
     (a) (i) If an Event of Default described in Section 8.1(e) or Section 8.1(f) above has occurred, the entire unpaid principal amount and all accrued and unpaid interest under the Notes, together with Make-Whole Amount, if any, applicable thereto, shall automatically become immediately due and payable and (ii) if any other Event of Default has occurred the Lender shall have the right to declare the entire unpaid principal and all accrued and unpaid interest under the Notes, together with Make-Whole Amount, if any, applicable thereto, immediately due and payable and upon such declaration, such principal and interest shall become immediately due and payable without presentment, demand, protest or further notice, all of which are hereby waived.
     (b) In case of the happening of any Event of Default, the Lender may by its agents enter upon the railroads and premises of the Borrower or other premises where any of the Collateral may be located and take possession of all or any part of the Collateral and withdraw the same from said railroads and premises, retaining all payments which up to that time may have been made on account of rent for the Collateral and otherwise, and shall be entitled to collect, receive and retain all unpaid per diem, mileage or other charges of any kind earned by the Collateral or any part thereof, and may lease the Collateral or any part thereof, or, with or without retaking possession thereof (but only after declaring due and payable the entire amount of the Notes payable by the Borrower as provided for in Section 8.2(a) hereof), may sell the same or any part thereof, free from any and all claims of the Borrower at law or in equity, in one lot and as an entirety or in separate lots, insofar as may be necessary to perform and fulfill the obligations hereunder, at public or private sale, for cash or upon credit, in its discretion, and may proceed otherwise to enforce its rights and the rights of the holders of the Notes in the manner herein provided. Upon any such sale, the Lender itself may bid for the property offered for sale or any part thereof. Any such sale may be held or conducted at such place and at such time as the Lender may specify, or as may be required by law, and without gathering at the place of sale of the Collateral to be sold, and in general in such manner as the Lender may determine, but so that the Borrower may and shall have a reasonable opportunity to bid at any such sale. Upon such taking possession or withdrawal or lease or sale of the Collateral, the Borrower shall cease to have any rights and remedies in respect of the Collateral hereunder, and all such rights and remedies shall be deemed thenceforth to have been waived and surrendered by the Borrower. No such taking possession, withdrawal, lease or sale of the Collateral by the Lender shall be a bar to the recovery by the Lender from the Borrower of amounts then or thereafter due and payable, and the Borrower shall be and remain liable for the same until such sums shall have been realized which, when added to the proceeds of the lease or sale of the Collateral, shall be sufficient for the discharge and payment in full of all of the Notes.
     (c) Notwithstanding anything to the contrary contained in this Section 8.2, after the occurrence and during continuation of an Event of Default all remedies exercised under Mexican law with respect to Units located in Mexico shall be exercised pursuant to the terms and conditions of the Pledge Agreement.
     Section 8.3. Waiver of Default. If at any time after the principal of all the Notes shall have been declared and have become due and payable, or if at any time after the entire amount of Notes shall have been declared due and payable, all as provided in Section 8.2 hereof, all expenses of the Lender occasioned by the Borrower’s default, and all other sums which shall have become due and payable by the Borrower hereunder shall be paid by the Borrower before any sale or lease by the Lender of any of the Collateral and every other default in the observance or performance of any covenant or condition hereof shall be made good or secured to the satisfaction of the Lender, or provision deemed by the Lender to be adequate shall be made therefor, then, and in every such case, the Lender shall, by written notice to the Borrower, waive the default by reason of which there shall have been such declaration or declarations and the consequences of such default, but no such waiver shall extend to or affect any subsequent default or impair any right consequent thereon.
     Section 8.4. Obligations of Borrower Not Affected by Remedies. No retaking of possession of the Equipment by the Lender, nor any withdrawal, lease or sale thereof, nor any action or failure or omission to act against the Borrower or in respect of the Collateral, on the part of the Lender or on the part of the holder of any Note, nor any delay or indulgence granted to the Borrower by the Lender or by any such holder, shall affect the obligations of the Borrower hereunder. The Borrower hereby waives presentation and demand in respect of any of the Notes and waives notice of presentation, of demand and of any default in the payment of the principal of and interest on the Notes.
     Section 8.5. Borrower to Deliver Equipment to Lender. In case the Lender shall demand possession of the Equipment pursuant to the provisions hereof the Borrower shall forthwith deliver possession of the Equipment to the Lender. For the purpose of delivering possession of any Unit of Equipment to the Lender, the Borrower shall at its own cost, expense and risk:
     (i) forthwith place such Equipment upon such storage tracks of the Borrower or, at the expense of the Borrower, on any other storage tracks, as the Borrower may select;
     (ii) permit the Lender to store such Equipment on such tracks without charge for insurance, rent or storage until the earlier of (x) three months after such demand for storage and (y) the date such Equipment is sold, leased or otherwise disposed of by the Lender and during such period of storage the Borrower shall continue to maintain all insurance required by Section 7.5 hereof; and
     (iii) transport the Equipment to the Borrower’s nearest point of interchange with a railroad in the 48 contiguous United States, when directed by the Lender.
It is hereby expressly covenanted and agreed that the performance of this covenant is of the essence of this Agreement and that, upon application to any court having jurisdiction in the premises, the Lender shall be entitled to a decree against the Borrower requiring the specific performance thereof.
     Section 8.6. Lender Appointed Attorney-in-Fact. Borrower hereby irrevocably appoints the Lender as Borrower’s attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower, from time to time upon the occurrence and continuation of an Event of Default, in the Lender’s discretion to take any action and to execute any instrument that the Lender may deem necessary or advisable to accomplish the purpose of this Agreement, including:
     (a) To ask for, demand, collect, sue for, recover, compound, receive and give acquaintance and receipts for moneys due and to become due under or in respect of the Collateral;
     (b) To receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;
     (c) To file any claims or take any action or institute any proceedings that the Lender may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral;
     (d) To pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Lender in its sole discretion, any such payments made by the Lender to become obligations of the Borrower to the Lender, due and payable immediately without demand;
     (e) To sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with any accounts, contract rights or general intangibles and other documents relating to the Collateral; and
     (f) Generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and the Borrower’s expense, at any time or from time to time, all acts and things that the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.
     Section 8.7. Lender May Perform. If Borrower fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender, including reasonable attorney’s fees and expenses, incurred in connection therewith shall be payable by the Borrower.
     Section 8.8. Remedies Cumulative. Each and every right, power and remedy given to the Lender specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Lender, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Lender in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Borrower or to be an acquiescence therein.
     Section 8.9. Applications of Proceeds Received From Disposition of the Collateral. All proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral following an Event of Default shall be applied in the following order of priority:
     (a) First, to the payment of all costs and expenses of such sale, collection or realization, including reasonable compensation to the Lender and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Lender in connection therewith, and all amounts for which the Lender is entitled to indemnification under the Notes, this Agreement and the Pledge Agreement and to the payment of all costs and expenses paid or incurred by the Lender in connection with the exercise of any right or remedy under this Agreement, all in accordance with this Agreement, the Notes and the Pledge Agreement;
     (b) Next, to satisfaction of the Borrower’s obligations under this Agreement, the Pledge Agreement and the Notes; and
     (c) Thereafter, to the extent of any excess proceeds, to the payment to or upon the order of the Borrower or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Lender is legally entitled, the Borrower will be liable for the deficiency, together with interest thereon, at the Late Rate, and the reasonable fees of any attorneys employed by the Lender to collect such deficiency. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands against the Lender arising out of the repossession, removal, retention or sale of the Collateral.
Article IX
Miscellaneous
     Section 9.1. Continuing Security Interest; Termination. (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Borrower’s obligations under the Notes and hereunder, (ii) be binding upon the Borrower, its successors and assigns, and (iii) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns.
     (b) Immediately upon the payment in full of the Borrower’s obligations under the Notes, this Agreement and the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Borrower. Upon any such termination, the Lender shall execute and deliver to, or as directed in writing by, the Borrower an appropriate instrument (in due form for recording) furnished by the Borrower releasing the Collateral from the Lien of this Agreement within thirty (30) days of the Lender’s receipt of a written request therefor from the Borrower.
     Section 9.2. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record (including electronic mail), and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail and courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed in writing by either of the methods set forth in clauses (a) and (b) above, in each case addressed to the following Person at its respective address set forth below or at such other address as such Person may from time to time designate by written notice to the other Persons listed below:
     (i) to the Borrower, at Kansas City Southern de México, S.A. de C.V., Montes Urales #625, Col. Lomas de Chapultepec C.P., 11000 Mexico, DF, Attention: Director Jurídico Ejecutivo, Facsimile No.: 011 5255 9178 5604, with a copy to (i) in the case of mail delivery, Kansas City Southern, P.O. Box 219335, Kansas City, MO 64121-9335, Attention: Senior Vice President — Finance & Treasurer, Facsimile No.: (816) 983-1198, and (ii) in the case of courier and similar delivery, Kansas City Southern, 427 West 12th Street, Kansas City, MO 64105, Attention: Senior Vice President — Finance & Treasurer, Facsimile No.: (816) 983-1198, and Kansas City Southern, 427 West 12th Street, Kansas City, MO 64105, Attention: Senior Vice President & General Counsel, Facsimile No.: (816) 983-1227; and
     (ii) If to Lender at Export Development Canada, 151 O’Connor Street, Ottawa, Ontario K1A 1K3 Canada, Attention: Loan Services and Asset Management-Transportation, Facsimile No.: (613) 598-2514 (Loan Services) and (613) 598-3186 (Asset Management-Transportation).
     Section 9.3. Entire Agreement; Severability. (a) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. No provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.
     (b) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.
     Section 9.4. Amendments. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and, in the case of any such amendment or modification, by the Borrower. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
     Section 9.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     Section 9.6. Security Agreement. This Agreement shall constitute a security agreement as defined in the NY UCC, and the Borrower hereby grants to Lender a security interest within the meaning of the NY UCC in favor of the Lender in the Collateral, the proceeds thereof and other rights described herein.
     Section 9.7. Governing Law. This Agreement and any extensions, amendments, modifications, renewals or supplements hereto shall be governed by and construed in accordance with the internal laws and decisions (as opposed to conflicts of law provisions) of the State of New York; provided, however, that the parties shall be entitled to all rights conferred by any applicable Federal statute, rule or regulation.
     Section 9.8. Waiver of Jury Trial. Each party hereto knowingly, irrevocably, voluntarily and intentionally waives any right it may have to a trial by jury in respect of any action, proceeding or counterclaim based on or arising out of, under or in connection with any of the transaction documents, or any course of conduct, course of dealing, statement (whether verbal or written) or actions of any party thereto.
     Section 9.9. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.
     Section 9.10. Exempted Transaction. (a) The Borrower agrees that (i) the Notes constitute an extension of credit to a business entity for an amount greater than two hundred fifty thousand dollars ($250,000.00) for purposes of New York General Obligations Law § 5-501(6)(a), (ii) the payment obligations evidenced by this Agreement and the Notes are exempted transactions under the Truth in Lending Act, 15 U.S.C. § 1601, et seq., (iii) the

proceeds of the indebtedness evidenced by the Notes will not be used for the purchase of registered equity securities within the purview of Regulation “U” issued by the Board of Governors of the Federal Reserve System and (iv) on the maturity date of any Note, the Lender shall not have any obligation to refinance the indebtedness evidenced by such Note or to extend further credit to the Borrower.
     (b) The Lender represents and warrants that, as of the date hereof and as of the Closing Date (and the purchase of a Note by the Lender on the Closing Date shall constitute a reaffirmation by the Lender of these representations and warranties as of such date), it is purchasing the Notes for its own account and not with a view to the distribution thereof, provided that (i) the disposition of the Lender’s property shall at all times be within the Lender’s control and (ii) any disposition of the Notes and the Lender’s interest in this Agreement, the Pledge Agreement and any documents executed in connection therewith, shall be in accordance with the terms hereof. The Lender understands that the Notes have not been registered under the Securities Act of 1933 (the “Securities Act”) and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Borrower is not required to register the Notes.
     Section 9.11. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the parties hereto on the Closing Date (except the Notes), and (c) financial statements, certificates and other information previously or hereafter furnished pursuant hereto, may be reproduced by the parties hereto by any photographic, photostatic, microfilm, microcard, miniature photographic, electronic or other similar process and the parties hereto may destroy any original document so reproduced. The parties agree to accept delivery of all of the foregoing documents in electronic format in lieu of original closing transcripts. The parties further agree and stipulate that, to the extent permitted by applicable law, any such reproduction, in electronic format or otherwise, shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 9.11 shall not prohibit the parties hereto from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
     Section 9.12. Tax Disclosure. Notwithstanding anything herein to the contrary, each party hereto (and each employee, representative or other agent of such person) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions described in this Agreement, and all materials of any kind (including opinions or other tax analyses) that are provided to the person related to such tax treatment and tax structure. The preceding sentence is intended to cause the transaction contemplated hereby to be treated as not having been offered under conditions of confidentiality for purposes of U.S. Treasury Regulation §1.6011-4(b)(3) and shall be construed in a manner consistent with such purpose.

     Section 9.13. Jurisdiction, Court Proceedings. Any suit, action or proceeding against any party to this Agreement arising out of or relating to this Agreement or any transaction contemplated hereby may be brought in any Federal or state court located in New York, New York, and each such party hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding and to the courts of its corporate domicile in any action or suit against it as a defendant. Each of the parties to this Agreement (that is a resident of the United States of America), in the event that service of process by mail is permitted by applicable law, each such party irrevocably consents to the service of process in any such suit, action or proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for in Section 9.2. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each such party irrevocably agrees not to assert any objection which it may ever have to the laying of venue of any such suit, action or proceeding in any Federal or state court located in New York, New York, including without limitation, objections regarding jurisdiction to which they may be entitled by reason of their current or future domiciles; and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
     The Borrower hereby irrevocably designates, appoints and empowers CT Corporation as its lawful agent to receive for and on its behalf service of process in the State of New York in any action or proceeding described in this Section 9.13 and irrevocably consents to the service of process outside the territorial jurisdiction of said courts in any such action or proceeding. Any service made on such agent or its successor shall be effective when delivered regardless of whether notice thereof is given to affected party. If any person or firm designated as agent hereunder shall no longer serve as agent of such party to receive service of process in the State of New York, the Borrower shall be obligated promptly to appoint a successor to so serve; and, unless and until such successor is appointed and the parties hereto notified of the same in writing, service upon the last designated agent shall be good and effective. The parties to this Agreement agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     Section 9.14. Judgment Currency. This is an international transaction in accordance with which the specification of Dollars is of the essence, and Dollars shall be the currency of account in the case of all obligations under this Agreement and the Notes. The payment obligations of the parties under this Agreement and the Notes shall not be discharged by an amount paid in a currency or in a place other than that specified with respect to such obligations, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars and transfer to the specified place of payment under normal banking procedures does not yield the amount of Dollars, in such place, due under this Agreement and the Notes, as the case may be. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer does not result in payment of such amount of Dollars in the specified place of payment, the obligee of such payment shall have a separate cause of action against the party making the same for the additional amount necessary to yield the amount due and owing under this Agreement and the Notes. If, for the purpose of obtaining a judgment in any court with respect to any obligation of a party under any of this Agreement or any Note or any of the agreements contemplated thereby, it shall be necessary to convert to any other currency any amount in Dollars due thereunder and a change shall occur between the rate of exchange applied in making such conversion and the rate of exchange prevailing on the date of payment of such judgment, the respective judgment debtor agrees to pay such additional amounts (if any) as may be necessary to insure that the amount paid on the date of payment is the amount in such other currency which, when converted into Dollars and transferred to New York, New York, in accordance with normal banking procedures, will result in the amount then due under this Agreement or any Note, as the case may be, in Dollars. Any amount due from the respective judgment debtor shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sum due under or in respect of this Agreement or any Note. In no event, however, shall the respective judgment debtor be required to pay a larger amount in such other currency at the rate of exchange in effect on the date of payment than the amount of Dollars stated to be due under this Agreement or any Note, as the case may be, so that in any event the obligations of the respective judgment debtor under this Agreement or such Note, as the case may be, will be effectively maintained as Dollar obligations.
     Section 9.15. Business Days. If any payment is to be made hereunder or any action is to be taken hereunder on any date that is not a Business Day, such payment or action otherwise required to be made or taken on such date shall be made or taken on the immediately succeeding Business Day with the same force and effect as if made or taken on such scheduled date and as to any payment (provided any such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.
     Section 9.16. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 9.17. Participations. (a) The Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural person or the Borrower or the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loan owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement.
     Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that affects such Participant. Subject to clause (b) below, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 7.10 and 7.11 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to Section 7.4(c).
     (b) A Participant shall not be entitled to receive any greater payment under Section 7.10 or Section 7.11 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

     In Witness Whereof, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

Kansas City Southern de México, S.A. de C.V., a corporation incorporated under the laws of Mexico
By:	/s/ Paul J. Weyandt
	Name:	Paul J. Weyandt
	Title:	Attorney-in-fact and Treasurer

Export Development Canada, a corporation established by Act of Parliament of Canada, as Lender
By:	/s/ Karen Morandin
	Name:	Karen Morandin
	Title:	Financing Manager

By:	Christine Cavanagh
	Name:	Christine Cavanagh
	Title:	International Contracts Specialist

Definitions
General Provisions
          The following terms shall have the following meanings for all purposes of the Loan Agreement referred to below, unless otherwise defined in the Loan Agreement or the context thereof shall otherwise require and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Appendix A and the provisions of the main body of the Loan Agreement, the provisions of the main body of the Loan Agreement shall control the construction of the Loan Agreement.
          Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as the same may be amended, supplemented and otherwise modified from time to time, and (ii) references to parties to agreements shall be deemed to include the permitted successors and assigns of such parties.
Defined Terms
          “AAR Mechanical Standards” shall mean the rules, standards and supplements thereto of the Mechanical Division of the Association of American Railroads, as the same may be in effect from time to time.
          “Affiliate” of any Person shall mean any other Person which directly or indirectly controls, or is controlled by, or is under a common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.
          “After-Tax Basis” means with respect to any payment to be received by a Person, the amount of such payment plus a further payment or payments so that the net amount received by such Person, after deducting from such payment and such further payment the amount of all Taxes actually imposed on the Person receiving such payments by any U.S. federal, state or local or foreign taxing authority with respect to such payments (net of any current credits, deductions or other Tax benefits actually arising from the payment by such Person of any amount, including Taxes, with respect to the payment received or arising by reason of the receipt or accrual by such Person of the payment received) is equal to the original payment required to be received.
          “Aggregate Commitment Amount” means $72,764,000.00.
          “Average Life Date” means, with respect to the prepayment of any Note, the date that follows the prepayment date by a period equal to the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each remaining principal payment on such Note by (ii) the number of days from and including the
Appendix A
(to Loan and Security Agreement)

prepayment date to but excluding the scheduled payment date of such principal payment by (b) the unpaid principal amount of such Note.
          “Borrower” shall mean Kansas City Southern de México, S.A. de C.V., a corporation incorporated under the laws of Mexico, and any corporation which succeeds thereto by merger or consolidation or which acquires all or substantially all of the assets thereof.
          “Business Day” means any day other than a Saturday or Sunday or other day on which banks in Mexico City, Mexico, New York, New York or Ottawa, Canada, are authorized or obligated to be closed.
          “Casualty Occurrence” shall mean, with respect to any Unit, the occurrence of any of the following: (i) the destruction, damage, contamination, wear or unsuitability of such Unit which, in the Borrower’s good faith opinion, makes repair uneconomic or renders such Unit unfit for commercial use, (ii) theft or disappearance of such Unit, (iii) the permanent return of such Unit to the manufacturer pursuant to any warranty or patent indemnity provisions, (iv) the taking of title of such Unit or appropriation of such Unit by any governmental authority under the power of eminent domain or otherwise, (v) the taking or requisition for use of such Unit by the Mexican government or any agency or instrumentality thereof under the power of eminent domain or otherwise for a continuous period in excess of 365 days or (vi) the taking or requisition for use of such Unit by any governmental authority (other than the Mexican government or any agency or instrumentality thereof) under the power of eminent domain or otherwise for a continuous period in excess of 180 days.
          “Change in Tax Law” shall have the meaning set forth in Section 4.8(c) of the Loan Agreement.
          “Claims” shall have the meaning set forth in Section 7.6 of the Loan Agreement.
          “Closing Date” shall have the meaning set forth in Section 2.1(a) of the Loan Agreement.
          “Collateral” shall have the meaning set forth in Article V of the Loan Agreement.
          “Debt Rate” shall mean, with respect to any Note, as of the date of determination, a rate equal to the scheduled rate of interest per annum borne by such Note calculated on the basis of a 360-day year and twelve 30-day months.
          “Discount Rate” means for purposes of the calculation of the Make-Whole Amount due on a prepayment of any Note, the per annum rate equal to the sum of (i) the yield of U.S. Treasury Securities maturing on the Average Life Date of such Note, as determined by interpolation, if necessary, between the most recent average yields for two series of United States Treasury securities, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Note as indicated on Bloomberg screen IRSB18 (or such other pages as may be substituted by Bloomberg), at 11:00 A.M. New York City time on the second Business Day preceding the date of such prepayment plus (ii) 0.50%.
          “Dollars”, “U.S. Dollars” and “$” shall mean lawful currency of the United States.
          “Equipment” shall mean collectively those locomotives described in the Loan and Security Agreement Supplements and the Pledge Agreement and in any supplement thereto as applicable, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof and “Unit” shall mean individually the various items thereof.
          “Equipment Cost” shall mean, for each Unit, the cost thereof as set forth in Schedule 1 to the Loan and Security Agreement Supplement for such Unit.
          “Event of Default” shall mean any event specified in Section 8.1 of the Loan Agreement to be an Event of Default.
          “Financing Percentage,” shall mean the percentage specified in the Loan Request delivered pursuant to Section 3.2 of the Loan Agreement relating to the Loan, which is the percentage of the Equipment Cost intended to be financed through the Loan, and which shall not exceed 85%.
          “Forms” shall have the meaning set forth in Section 7.11 of the Loan Agreement.
          “Fund,” “Funded” or “Funding” means the funding by the Lender of the Loan as described in Article III of the Loan Agreement.
          ”Governmental Authority” shall mean any branch of power (whether administrative, legislative or judicial) of any state, any nation or government, any state or other political or administrative subdivision thereof, any central bank (or similar monetary or regulatory authority) and any entity exercising executive, legislative, judicial, regulatory or administrative authority of or pertaining to government.
          The word “holder” shall mean the registered owner of a Note.
          “Indemnified Person” shall have the meaning set forth in Section 7.6 of the Loan Agreement.
          “Late Rate” shall mean the lesser of 1% over the Debt Rate and the maximum interest rate from time to time permitted by law.
          “Lender” shall have the meaning specified in the introductory paragraph to the Loan Agreement.
          “Lender’s Lien” shall mean any Lien against the Equipment or any part thereof that results from any act of, or any failure to act by, or as a result of any claim against, the Lender arising out of any event or condition unrelated to the transactions contemplated by the Agreement, excluding any tax, assessment or charge for which the Borrower is obliged to indemnify the Lender thereunder.
          “Lien” shall mean any mortgage, pledge, security interest, lien, encumbrance, lease, exercise of rights, claim, disposition of title or other charge of any kind on property.
          “Loan” shall have the meaning set forth in Section 3.1(a) of the Loan Agreement.
          “Loan Agreement” or “Agreement” shall mean the Loan and Security Agreement dated as of February 26, 2008 by and between the Borrower and the Lender, as amended, supplemented or otherwise modified from time to time. The term “Loan Agreement” or “Agreement” shall include each Loan and Security Agreement Supplement entered into pursuant to the terms of the Loan Agreement.
          “Loan and Security Agreement Supplement” shall mean a Loan and Security Agreement Supplement dated the Closing Date or the date that any Replacement Unit is subjected to the Loan Agreement, as applicable, substantially in the form of Exhibit E to the Loan Agreement, between the Borrower and the Lender, covering the Units described therein.
          “Loan Request” shall have the meaning set forth in Section 3.2 of the Loan Agreement.
          “Make-Whole Amount” shall mean, with respect to the principal amount of a Note to be prepaid on any prepayment date, the amount equal the product obtained by multiplying (a) the excess, if any, of (i) the sum of the present values of all the remaining scheduled payments of principal and interest from the prepayment date to maturity of such Note, discounted semi-annually on each scheduled payment date at a rate equal to the Discount Rate, based on a 360-day year of twelve 30-day months, over (ii) the aggregate unpaid principal amount of such Note by (b) a fraction the numerator of which shall be the principal amount of such Note to be prepaid on such prepayment date and the denominator of which shall be the aggregate unpaid principal amount of such Note; provided that the aggregate unpaid principal amount of such Note for the purposes of clause (a)(ii) and (b) of this definition shall be determined after deducting the principal installment, if any, due on such prepayment date.
          “Manufacturer” shall mean Electro-Motive Diesel, Inc.
          “Material Adverse Effect” means a material adverse effect on the (a) financial condition or operations of the Borrower and its Subsidiaries, taken as a whole or (b) Borrower’s ability to perform its obligations under this Agreement or (c) the validity or enforceability of this Agreement, the Pledge Agreement or the Notes.
          “Mexico” shall mean the Estados Unidos Mexicanos (United Mexican States).
          “Note Register” shall have the meaning set forth in Section 4.5 of the Loan Agreement.

          “Notes” shall mean the promissory notes of any Series, each to be substantially in the form therefor set forth in Exhibit A of the Loan Agreement issued by the Borrower and secured as provided in Article V of the Loan Agreement, and shall include any notes issued in exchange therefor or replacement thereof pursuant to Section 4.5 or Section 4.6 of the Loan Agreement.
          “NY UCC” shall mean the Uniform Commercial Code of the State of New York New York.
          “Officer’s Certificate” shall mean a certificate signed by either the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer or any Attorney-in-Fact authorized to execute and deliver any such certificate.
          “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel who may be (1) an employee of or counsel to the Borrower or (2) other counsel acceptable to the Lender.
          “Participant” shall have the meaning specified in Section 9.17 of the Loan Agreement.
          “Payment Date” shall mean each date on which payments of principal or interest on the Notes are scheduled to be made.
          “Permitted Liens” with respect to the Equipment and each Unit thereof, shall mean: (i) the interest of the Borrower and any lessee as provided in any lease permitted pursuant to Section 7.4(b) of the Loan Agreement; (ii) any Liens thereon for taxes, assessments, levies, fees and other governmental and similar charges not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of use of any Unit or any interest therein or any risk of criminal liability or risk of material civil liability on the Lender; (iii) any Liens of mechanics, suppliers, materialmen, laborers, employees, repairmen and other like Liens arising in the ordinary course of the Borrower’s (or if a lease is then in effect, any lessee’s) business securing obligations which are not due and payable or the amount or validity of which is being contested so long as there exists no material risk of sale, forfeiture, loss, or loss of use of any Unit or any risk of criminal liability or risk of material civil liability on the Lender; (iv) the Lien and security interest granted to the Lender under and pursuant to the Loan Agreement and the Pledge Agreement; (v) Liens arising out of any judgment or award against the Borrower (or any lessee permitted pursuant to Section 7.4(b) of the Loan Agreement) with respect to which an appeal or proceeding for review is being presented in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review; or (vi) salvage rights of insurers under insurance policies maintained pursuant to Section 7.5 of the Loan Agreement.
          “Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          “Pledge Agreement” shall mean that certain Pledge Agreement (contrato de prenda sin transmisión de posesión), to be entered into by and between the Borrower, as pledgor and the Lender, as pledgee, in order to create a pledgor-in-possession security interest (prenda sin transmisión de posesión) in the Collateral, in accordance with the provisions of Mexico’s General Law of Negotiable Instruments and Credit Transactions (Título Segundo, Capítulo IV, Sección VII de la Ley General de Títulos y Operaciones de Crédito), as such agreement may be amended, supplemented or otherwise modified from time to time.
          “Pledge Agreement Supplement” shall mean a Pledge Agreement Supplement dated the date that any Replacement Unit is subjected to the Pledge Agreement, as applicable, duly executed and notarized by the parties thereto and in the form agreed to by the Borrower, as pledgor and the Lender, as pledgee, covering the Units described therein.
          “Regulatory Change” shall have the meaning specified in Section 7.10(a) of the Loan Agreement.
          “Rejection Notice” shall have the meaning set forth in Section 4.8(c) of the Loan Agreement.
          “Related Indemnitee Group” shall have the meaning set forth in Section 7.6 of the Loan Agreement.
          “Replacement Unit” shall have the meaning set forth in Section 7.3(b) of the Loan Agreement.
          “Request” shall mean a written request for the action therein specified, delivered to the Lender and signed on behalf of the Borrower by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer or any Attorney-in-Fact authorized to execute and deliver any such request.
          “Requested Loan Amount” shall mean the amount of the Loan as requested by the Borrower pursuant to the Loan Request.
          “SEC” shall mean the Securities and Exchange Commission.
          “Securities Act” shall have the meaning specified in Section 9.10(b) of the Loan Agreement.
          “Series” shall mean one of the series of Notes described in Section 4.1 of the Loan Agreement.
          “Subsidiary” of any Person shall mean any corporation, association, or other business entity of which more than 50% (by number of votes) of the voting stock at the time outstanding shall at the time be owned, directly or indirectly, by such Person or by any other corporation, association or trust which is itself a Subsidiary within the meaning of this definition, or collectively by such Person and any one or more such Subsidiaries.
          “Surface Transportation Board” or “STB” means the Surface Transportation Board of the United States Department of Transportation and any agency or instrumentality of the United States Government succeeding to its functions.
          “Tax Prepayment Notice” shall have the meaning set forth in Section 4.8(c) of the Loan Agreement.
          “Taxes” means all fees, taxes, levies, assessments, charges or withholdings of any nature imposed by any Governmental Authority, together with any penalties, fines or interest thereon or additions thereto.
          “Taxing Jurisdiction” shall have the meaning set forth in Section 7.11 of the Loan Agreement.
          “Transfer” shall have the meaning set forth in Article V of the Loan Agreement.
          “Unit” shall have the meaning set forth in the definition of “Equipment.”

PAGARÉ
PROMISSORY NOTE

NON NEGOTIABLE
U.S.$
FOR VALUE RECEIVED, Kansas City Southern de México, S.A. DE C.V., a sociedad anónima de capital variable organized and existing under the laws of the United Mexican States (the “Obligor”), by this Promissory Note hereby unconditionally promises to pay to the order of Export Development Canada (the “Holder”) the principal sum of U.S.$                     (                     DOLLARS 00/100, CURRENCY OF THE UNITED STATES OF AMERICA) (the “Principal”), on                      (the “Principal Payment Date”).
If the Principal Payment Date or any Interest Payment Date (as defined below) falls on a day which is not a Business Day (as such term is defined below), such payment shall be made on the succeeding Business Day.
The Obligor also unconditionally promises to pay interest on the outstanding and unpaid Principal amount of this Promissory Note (the “Interest”) on each August 28 and February 28 (each an “Interest Payment Date”) from the date hereof until the date the principal amount hereof is paid in full, at a rate per annum equal to 5.7365% (the “Debt Rate”). Except as set forth in the next paragraph, interest shall be payable in arrears on each Interest Payment Date.
Any principal amount and (to the extent permitted by applicable law) Interest not paid when due under this Promissory Note, shall bear delinquent interest from the date of such non-payment until paid in full, payable on demand, at a rate per annum equal to the sum of 1.00% plus the Debt Rate.
Interest hereunder shall be calculated on the basis of a 360-day year of twelve 30-day months.
For purposes of this Promissory Note, the following terms shall have the following meanings:
“Business Day” means any day other than a Saturday or a Sunday or a day on which banking institutions are authorized or required to close in New York, New York, or in Mexico City, Mexico, or in Ottawa, Canada.
“Mexico” means the United Mexican States.
All payments by the Obligor hereunder shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. All payments hereunder shall be made in United States dollars and in immediately available funds not later than 2:00 p.m., New York City time, on the date specified herein, at Citibank N.A., New York, New York, USA, ABA No. 021000089, Account No. 36236357, SWIFT CITIUS33, Reference: 880-41109, for the account of Export Development Canada. All payments received by the Holder after 2:00 p.m., New York City time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
The Obligor agrees to reimburse upon demand, in like manner, all out-of-pocket costs and expenses of the Holder hereof, incurred in connection with the enforcement of this Promissory Note (including, without limitation, all legal fees and expenses).
NO NEGOCIABLE
E.U.A.$
POR VALOR RECIBIDO, Kansas City Southern de México, S.A. de C.V., una sociedad anónima de capital variable constituida y existente de conformidad con las leyes de los Estados Unidos Mexicanos (la “Obligada”), por este Pagaré promete incondicionalmente pagar a la orden de Export Development Canada (el “Tenedor”) la suma principal de E.U.A. $                     (                     DÓLARES 00/100, MONEDA DE CURSO LEGAL EN LOS ESTADOS UNIDOS DE AMÉRCIA) (el “Principal”), el                      (la “Fecha de Pago de Principal”).
Si la Fecha de Pago de Principal o cualquier Fecha de Pago de Intereses (según dicho término se define más adelante) coincide con una fecha que no sea un Día Hábil (según dicho término se define más adelante), el pago correspondiente deberá ser efectuado en el Día Hábil inmediato siguiente.
La Obligada asimismo promete incondicionalmente pagar intereses sobre el saldo insoluto del monto Principal de este Pagaré (los “Intereses”) cada día 28 de agosto y 28 de febrero (cada una de dichas fechas, una “Fecha de Pago de Intereses”), desde la fecha de este Pagaré hasta la fecha en que el monto del Principal sea pagado en su totalidad, a una tasa anual igual a 5.7365% (la “Tasa de Interés”). Salvo lo dispuesto en el siguiente párrafo, los Intereses serán pagaderos en forma vencida, en cada Fecha de Pago de Intereses.
Cualquier monto de principal y (en la medida permitida por la legislación aplicable) de Intereses que no sea pagado cuando sea debido conforme a este Pagaré, devengará intereses moratorios desde la fecha de falta de pago y hasta que tal suma sea pagada en su totalidad, pagaderos a la vista, a una tasa anual igual a la Tasa de Interés más 1% (uno por ciento).
Los intereses conforme a este Pagaré serán calculados sobre la base de un año de 360 días, de doce meses de 30 días.
Para efectos de este Pagaré, los siguientes términos tendrán los siguientes significados:
“Día Hábil” significa cualquier día que no sea sábado o domingo o cualquier día en que los bancos están autorizados u obligados a cerrar en las ciudades de Nueva York, Nueva York, México, Distrito Federal, o en Ottawa, Canadá.
“México” significa los Estados Unidos Mexicanos.
Todos los pagos que la Obligada esté obligada a realizar conforme al presente Pagaré, deberán efectuarse sin condición, compensación, deducción o defensa. Todos los pagos que deba realizar la Obligada conforme al presente deberán efectuarse en dólares de los Estados Unidos de América y en fondos inmediatamente disponibles a más tardar a las 2:00 pm., hora de la Ciudad de Nueva York, en las fechas establecidas en este Pagaré, en Citibank N.A., Nueva York, Nueva York, Estados Unidos de América, ABA No. 021000089, Cuenta No. 36236357, SWIFT CITIUS33, Referencia: 880-41109, a nombre de Export Development Canada. Todos los pagos recibidos por el Tenedor después de las 2:00 pm., hora de la Ciudad de Nueva York, se considerán recibidios en el siguiente Día Hábil y cualquier interés o cargo aplicable continuará devengandose.
La Obligada acuerda reembolsar a la vista, en la misma forma, todos los costos y gastos incurridos por el Tenedor, en relación con el cobro de este Pagaré (incluyendo, sin limitación, todos los costos y gastos legales.

Exhibit A
(to Loan and Security Agreement)

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America; provided that if any legal action or proceeding (other than an action to enforce a judgment obtained outside Mexico) is brought by the Holder in connection with this Promissory Note in any competent court in Mexico, then, solely for such purpose, this Promissory Note shall be deemed to be an instrument made under and governed by the laws of Mexico.
The Obligor submits itself to the non-exclusive jurisdiction of any Federal or state court located in New York, New York or any courts sitting in the City of Mexico, Federal District, Mexico., in any legal action or proceeding arising out of or with respect to this Promissory Note. The Obligor hereby expressly and irrevocably waives all rights of jurisdiction in any action or proceeding arising out of or relating to this Promissory Note which it may now or hereafter be afforded by law and any right to which the Obligor may be entitled on account of place of residence or domicile.
The Obligor hereby waives diligence, demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever.
This Promissory Note is No. [     ] of a series of thirty (30) promissory notes (collectively, the “Notes”). The failure to pay any amount payable when due under any outstanding Note shall entitle the Holder to demand the immediate payment of all amounts payable under the remaining outstanding Notes.
This Promissory Note is executed both in English and Spanish-language versions, which together constitute a single instrument; provided that in case of doubt as to the proper interpretation of this Promissory Note, the English version shall govern, except in connection with an action or proceeding brought in any court in Mexico in connection with this Promissory Note, in which case, the Spanish version shall be controlling.
This Promissory Note consists of 2 (two) pages.
For purposes of Article 128 of the General Law on Negotiable instruments and Credit Transactions, the date of presentation of this Promissory Note is extended until                      , in the understanding that such extension shall not be deemed to prevent presentment of this Promissory Note prior to such date.
IN WITNESS WHEREOF, the Obligor has duly executed this Promissory Note as of the date mentioned below.
Este Pagaré se regirá e interpretará de conformidad con las leyes del Estado de Nueva York, Estados Unidos de América, en el entendido que, si cualquier acción legal o procedimiento (distinto de una acción para ejecutar un sentencia obtenida fuera de México) es iniciado por el Tenedor en relación con este Pagaré en cualquier tribunal competente en México, entonces, solo para dicho propósito, este Pagaré se considerará un instrumento hecho y regido de conformidad con las leyes de México.
La Obligada se somete a la jurisdicción no exclusiva de cualquier tribunal federal o estatal ubicado en Nueva York, Nueva York o cualesquiera tribunales ubicados en la Ciudad de México, Distrito Federal, México, en relación con cualquier acción legal o procedimiento derivado de o en relación con este Pagaré. La Obligada renuncia expresa e irrevocablemente a cualquiesquiera derechos de jurisdicción que la ley le confiera en relación con cualquier acción o procedimiento relacionado con el presente Pagaré, y a cualquier otro fuero que la ley le confiera en virtud de su domicilio presente o futuro.
La Obligada en este acto renuncia a cualquier diligencia, requerimiento, protesto, presentación, notificación o requerimiento de cualquier naturaleza.
Este Pagaré es el No. [     ] de una serie de treinta (30) pagarés (conjuntamente, los “Pagarés”). En caso de incumplimiento en el pago de cualquier cantidad que sea exigible conforme a cualesquiera de los Pagarés, el Tenedor tendrá derecho a exigir el pago inmediato de todas y cualesquiera cantidades pagaderas conforme a los demás Pagarés
Este Pagaré se suscribe en versiones en inglés y español, y ambas versiones constituyen un solo documento, en el entendido, que en caso de conflicto o duda con la debida interpretación de este Pagaré, la versión en inglés prevalecerá, excepto en relación con cualquier acción o procedimiento iniciado en México en relación con este Pagaré, en cuyo caso, prevalecerá la versión en español.
Este Pagaré consiste de 2 (dos) páginas.
Para efectos de lo dispuesto por el Artículo 128 de la Ley General de Títulos y Operaciones de Crédito, la fecha de presentación de este Pagaré se extiende hasta el           , en el entendido que dicha extensión no impedirá la presentación de este Pagaré con anterioridad a dicha fecha. EN VIRTUD DE LO CUAL, el suscrito ha celebrado debidamente este Pagaré en la fecha abajo mencionada.

México, Distrito Federal, a 28 de febrero de 2008.
Mexico City, Federal District, Mexico, February 28, 2008.
Kansas City Southern de México, S.A. de C.V.
Address/Dirección:
Montes Urales No. 625
Col. Lomas de Chapultepec
11000 México, D.F. México
By/Por
Name/Nombre: José Guillermo Zozaya Délano
Cargo/Title:
President and Executive Representative/ Presidente y Representante Ejecutivo

A-2 of 2

Loan Request
___________, 20__

To:	Export Development Canada, as lender (“Lender”) under that certain Loan and Security Agreement dated as of February 26, 2008 between the Kansas City Southern de México, S.A. de C.V., as borrower and the Lender (the “Agreement”) (all capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement, unless the context otherwise requires).

From:	Kansas City Southern de México, S.A. de C.V.

Re:	Loan Request
     1. The Closing Date is February ___, 2008.
     2. The undersigned hereby requests the Loan in the amount of $72,750,000.00. The Financing Percentage relating to the requested Loan is 85%.
     3. Set forth on Annex A is a description of number and type of Units of Equipment for which settlement of the purchase price will be made on the Closing Date with the proceeds of this Loan and the Equipment Cost of such Units.
     4. The undersigned hereby certifies that the requested Loan complies with the limitations and conditions set forth in Section 3.1(a) of the Agreement and all conditions to the Loan set forth in Article VI of the Agreement have been fully satisfied or waived.
     5. The undersigned requests that the Loan be sent by wire transfer in accordance with the payment instructions attached hereto as Annex B.

Kansas City Southern de México, S.A. de C.V.
By:
Name:
Title:

Exhibit B
(to Loan and Security Agreement)

Annex A
to Loan Request

		Equipment Cost
Equipment	Quantity	Per Unit	Reporting Marks

EMD SD70ACe	40	$2,140,123	KCSM 4060 through
Locomotives			KCSM 4099, inclusive

B-2

Annex B
to Loan Request
Wiring Instructions

Borrower:	Kansas City Southern de Mexico, S.A. de C.V.

Lender	Export Development Canada
On February 28, 2008, the Lender will wire funds to the Borrower in the total amount of $72,750,000.00. The wire instructions for this transfer are as follows:

Bank:	Bank of America
ABA #:	026009593
Account#:	6290826870
Account Name:	Kansas City Southern de Mexico, S.A. de C.V.
Attention:	Paul J. Weyandt (816) 983-1802
Reference:	KCSM-EDC Loan and Security Agreement

B-3

Conditions Precedent
     The obligation of the Lender to make the Loan to the Borrower on the Closing Date shall be subject to the following conditions precedent:
     (1) Execution of the Loan and Security Agreement. On or before the Closing Date, the Loan and Security Agreement (the “Agreement”) between Export Development Canada, as Lender (the “Lender”) and Kansas City Southern de México, S.A. de C.V. (the “Borrower”) shall be in full force and effect and shall be satisfactory in form and substance to the Lender, shall have been duly executed and delivered by the Lender and the Borrower (except that the execution and delivery of the Agreement by a party thereto shall not be a condition precedent to such party’s obligations hereunder), and executed counterparts of the Agreement shall have been delivered to Lender or its counsel on or before the Closing Date.
     (2) Loan Request. The Lender shall have received the Loan Request from the Borrower relating to the Loan requested to be made on the Closing Date.
     (3) Notes. The Lender (or special Mexican counsel to the Lender) shall have received the Notes issued on the Closing Date.
     (4) Loan and Security Agreement Supplement. A Loan and Security Agreement Supplement shall be in full force and effect and shall be satisfactory in form and substance to the Lender, shall have been duly executed and delivered by the Lender and the Borrower (except that the execution and delivery of the Agreement by a party thereto shall not be a condition precedent to such party’s obligations hereunder), and executed counterparts of the Loan and Security Agreement Supplement shall have been delivered to Lender or its counsel on or before the Closing Date
     (5) Recordation and Filing. On or before the Closing Date, the Borrower will (i) cause the Agreement and the Loan and Security Agreement Supplement dated the Closing Date or appropriate evidence thereof, to be duly filed, recorded and deposited (A) with the Surface Transportation Board in conformity with 49 U.S.C. § 11301 and (B) with the Registrar General of and pursuant to Section 105 of the Canada Transportation Act and (ii) prepare and present for filing all statements, notices, registrations or instruments required by or customarily filed with the Public Registry of Commerce of the Federal District (Registro Público de Comercio del Distrito Federal) with respect to the Equipment and the Pledge Agreement and provide evidence of such presentment for filing to the Lender.
     (6) Officer’s Certificate of the Borrower. On the Closing Date, the Lender shall have received an Officer’s Certificate dated such date from the Borrower, substantially in the form attached to the Agreement as Exhibit D.
Exhibit C
(to Loan and Security Agreement)

     (7) Opinions of Counsel. On the Closing Date, the Lender and the Borrower shall have received the favorable written opinion of each of (A) internal counsel to the Borrower and special counsel to the Borrower, (B) Alvord and Alvord, special STB counsel and (C) McCarthy Tétrault LLP, special Canadian counsel; provided that receipt by the Borrower of a favorable written opinion from counsel to the Borrower shall not be a condition precedent to such Borrower’s obligations hereunder. In addition, the Lender shall have received a favorable written opinion of Ritch Mueller, special Mexican counsel.
     (8) Insurance Certificate. On or before the Closing Date, the Lender shall have received a certificate relating to insurance that is required pursuant to Section 7.5 of the Agreement.
     (9) Corporate Documents. The Lender shall have received such documents and evidence with respect to the Borrower as such party may reasonably request in order to establish the authority for the consummation of the transactions contemplated by the Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth and the incumbency of all officers signing the Agreement, including, without limitation, certified copies of (i) the charter (acta constitutiva) and the current bylaws (estatutos sociales) of the Borrower, (ii) the relevant corporate resolutions approving the transactions contemplated by the Agreement and (iii) the powers of attorney of the Borrower, authorizing the making and performance by the Borrower of the Agreement, the Notes and the Pledge Agreement on its behalf.
     (10) No Threatened Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing Date, to set aside, restrain, enjoin or prevent the completion and consummation of any of the Agreement or the transactions contemplated hereby or thereby.
     (11) Governmental Actions. All actions, if any, required to have been taken on or prior to the Closing Date in connection with the transactions contemplated by the Agreement on the Closing Date shall have been taken by any governmental or political agency, subdivision or instrumentality of the United States and all orders, permits, waivers, exemptions, authorizations and approvals of such entities required to be in effect on the Closing Date in connection with such transactions contemplated by the Agreement on the Closing Date shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect, on the Closing Date.
     (12) Pledge Agreement. The Pledge Agreement shall have been prepared in form and substance satisfactory to the Lender and the Lender shall have received an original counterpart of the Pledge Agreement, duly executed and delivered by the Borrower and the Lender before a Mexican notary public.

C-2

Form of Officer’s Certificate of
Kansas City Southern de México, S.A. de C.V.
     The undersigned certifies that he is the                                          of Kansas City Southern de México, S.A. de C.V. (the “Borrower”) and that, as such, he is authorized to execute this Certificate on behalf of the Borrower, and further certifies that (i) the Borrower has performed and complied with all agreements and conditions contained in the Loan and Security Agreement dated as of February 26, 2008, between Export Development Canada and the Borrower (the “Agreement”) which are required to be performed or complied with by the Borrower on or before the date hereof (capitalized terms used herein without definition have the meanings assigned to them in the Agreement) and (ii) the representations and warranties of the Borrower set forth below are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date):
     (a) the Borrower is a corporation duly organized and validly existing under the laws of Mexico, is duly licensed or qualified in each jurisdiction in which the failure to so qualify would have a material adverse effect on its ability to enter into and perform its obligations under the Agreement, the Notes and the Pledge Agreement, has the corporate power and authority to carry on its business as now conducted, and has the requisite power and authority to execute, deliver and perform its obligations under the Agreement, the Notes and the Pledge Agreement;
     (b) each of the Agreement, the Notes and the Pledge Agreement has been duly authorized by all necessary corporate action (no shareholder approval being required), executed and delivered by the Borrower, and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws and by general principles of equity;
     (c) the execution, delivery and performance by the Borrower of the Agreement, the Notes and the Pledge Agreement and compliance by the Borrower with all of the provisions thereof do not and will not contravene any law or regulation, or any order of any court or governmental authority or agency applicable to or binding on the Borrower or any of its properties, or contravene the provisions of, or constitute a default by the Borrower under, or result in the creation of any Lien (except for Permitted Liens) upon the property of the Borrower under its Charter or By-laws or any material indenture, mortgage, contract or other agreement or instrument to which the Borrower is a party or by which the Borrower or any of its property is bound or affected;
     (d) except for those matters discussed in the financial statements of the Borrower referred to in paragraph (e) below, there are no proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower in any court or before any governmental authority or arbitration board or tribunal which individually or in the
Exhibit D
(to Loan and Security Agreement)

aggregate would materially and adversely affect the financial condition of the Borrower or impair the ability of the Borrower to perform its obligations under the Agreement or which questions the validity of the Agreement, the Notes and the Pledge Agreement or any action taken or to be taken pursuant thereto;
     (e) the audited consolidated balance sheet and consolidated statements of income and retained earnings and cash flows of the Borrower for the fiscal year ended December 31, 2007, fairly present, in conformity with U.S. generally accepted accounting principles, the consolidated financial position of the Borrower as of such date and the results of its operations for the period then ended. Since December 31, 2007, there has been no material adverse change in such financial condition or results of operations;
     (f) the Equipment is covered by the insurance required by Section 7.5 of the Agreement and all premiums due prior to the Closing Date in respect of such insurance shall have been paid in full;
     (g) no Event of Default has occurred and is continuing and no Casualty Occurrence has occurred;
     (h) the Borrower has good and marketable title to the Equipment; and
     (i) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body in Mexico is required for the due execution, delivery or performance by the Borrower of the Agreement.
     In Witness Whereof, the undersigned has hereunto subscribed his/her name this ___ day of                     , 2008.

Name:
Title:

D-2

Loan and Security Agreement Supplement No. ___
Between
Kansas City Southern de México, S.A. de C.V.,
as Borrower
and
Export Development Canada,
as Lender
___ EMD SD70ACe Locomotives
Dated                      ___, 2008

     Memorandum of Loan and Security Agreement Supplement No. ___ filed with the Surface Transportation Board pursuant to 49 U.S.C. §11301 on                      ___, 2008, at ___:___.M., Recordation Number _______, and deposited in the Office of the Registrar General of Canada pursuant to Section 105 of the Canada Transportation Act on                      ___, 2008, at ___:__ __.M.
Exhibit E
(to Loan and Security Agreement)

Loan and Security Agreement Supplement No. ___
     Loan and Security Agreement Supplement No. ___ dated                                          ___, 2008 by and between Kansas City Southern de México, S.A. de C.V., a corporation incorporated under the laws of Mexico (together with its successors and permitted assigns, the “Borrower”) and Export Development Canada a corporation established by an Act of Parliament of Canada (together with its successors and permitted assigns, the “Lender”).
     Whereas, the Loan and Security Agreement, dated as of February 26, 2008 (as amended, supplemented or restated and in effect from time to time, the “Loan Agreement”) between the Borrower and the Lender provides for the execution and delivery of supplements thereto (each a “Loan and Security Agreement Supplement” and collectively, “Loan and Security Agreement Supplements”) substantially in the form hereof which shall particularly describe the Equipment (such term and other terms defined in the Loan Agreement being used herein as therein defined) and any Replacement Units included in the Collateral and shall specifically mortgage such Units of Equipment or Replacement Units, as the case may be, to the Lender (terms used in this instrument having the meanings assigned thereto in the Loan Agreement);
     Whereas, the Loan Agreement relates to the Units of Equipment described in Schedule I hereto and made a part hereof;
     Now, therefore, in order to secure the prompt payment of the principal of, Make-Whole Amount, if any, and interest on all of the Notes from time to time outstanding under the Loan Agreement and the performance and observance by the Borrower of all the agreements, covenants and provisions in the Loan Agreement and in the Notes for the benefit of the holders of the Notes, subject to the terms and conditions of the Loan Agreement and the Notes, and in consideration of the premises and of the covenants contained in the Loan Agreement and of the acceptance of the Notes by the Lender, the Borrower does hereby unconditionally and irrevocably grant a continuing security interest in and to all of the Borrower’s right, title and interest to (i) the property comprising the Equipment described in Schedule I attached hereto, (ii) all requisition proceeds with respect to the Equipment described in Schedule I attached hereto (to the extent of Borrower’s interest therein), (iii) all warranties or representations made or given to the Borrower, expressly or impliedly, by the Manufacturer under the purchase agreements to which it is a party relating to the Equipment and all claims for damages in respect of such Equipment arising as a result of any default by the Manufacturer under any purchase agreement, and (iv) all proceeds, rents, issues, profits, products, revenues and other income from or on account of the foregoing, to the Lender, its successors and assigns, for the security and benefit of the holders from time to time of the Notes.
     To have and to hold all and singular the aforesaid property unto the Lender, its successors and assigns, for the benefit and security of the holders from time to time of the Notes and for the uses and purposes and subject to the terms and provisions set forth in the Loan Agreement.

     This Loan and Security Agreement Supplement shall be construed as supplemental to the Loan Agreement and shall form a part thereof; and the Loan Agreement is hereby incorporated by reference herein to the same extent as if fully set forth herein and is hereby ratified, approved and confirmed in all respects.
     This Loan and Security Agreement Supplement shall be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance.
     In Witness Whereof, the parties hereto have caused this Loan and Security Agreement Supplement to be duly executed, as of the day and year first above written.

Export Development Canada
By:
Name:
Title:

Executed on this ___ day of February, 2008.

By:
Name:
Title:

Executed on this ___ day of February, 2008.

Kansas City Southern de México, S.A. de C.V.
By:
Name:
Title:

Executed on this ___ day of February, 2008.

State of	)
	)	SS.:
County of	)
     On this ___ day of February, 2008, before me personally appeared _______________________________________ to me personally known, who being by me duly sworn, says that (s)he is the ________________________________ of Export Development Canada, that said instrument was signed on February ___, 2008, on behalf of said corporation by authority of its Board of Directors and (s)he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.
     In Witness Whereof, I have hereunto set my hand and official seal on the date above mentioned.

Name:
Notary Public
My Commission Expires:
Residing in _______________________________________

(Seal)

State of	)
	)	SS.:
County of	)
     On this ___ day of February, 2008, before me personally appeared _____________________ to me personally known, who being by me duly sworn, says that (s)he is the __________________ of Export Development Canada, that said instrument was signed on February ___, 2008, on behalf of said corporation by authority of its Board of Directors and (s)he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.
     In Witness Whereof, I have hereunto set my hand and official seal on the date above mentioned.

Name:
Notary Public
My Commission Expires:
Residing in _________________________________________
(Seal)

(Seal)

State of	)
	)	SS.:
County of	)
     On this ___ day of February, 2008, before me personally appeared ______________________________ to me personally known, who being by me duly sworn, says that (s)he is the _______________________________ of Kansas City Southern de México, S.A de C.V., that said instrument was signed on February ___, 2008, on behalf of said corporation by authority of its Board of Directors; and (s)he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.
     In Witness Whereof, I have hereunto set my hand and official seal on the date above mentioned.

Name:
Notary Public —
My Commission Expires:
Residing in
(Seal)

Schedule I
to
Loan and Security Agreement Supplement No. ___

Equipment Cost
Equipment	Quantity	Per Unit	Reporting Marks
EMD SD70ACe	___	$	KCSM through
Locomotives			KCSM , inclusive

Schedule II
to
Loan and Security Agreement Supplement No. ___
Terms of Notes

Note
Series	Principal Amount	Interest Rate	Final Maturity

Series 1 Note	$2,425,000.00	5.7365%	August 28, 2008

Series 2 Note	$2,425,000.00	5.7365%	February 28, 2009

Series 3 Note	$2,425,000.00	5.7365%	August 28, 2009

Series 4 Note	$2,425,000.00	5.7365%	February 28, 2010

Series 5 Note	$2,425,000.00	5.7365%	August 28, 2010

Series 6 Note	$2,425,000.00	5.7365%	February 28, 2011

Series 7 Note	$2,425,000.00	5.7365%	August 28, 2011

Series 8 Note	$2,425,000.00	5.7365%	February 28, 2012

Series 9 Note	$2,425,000.00	5.7365%	August 28, 2012

Series 10 Note	$2,425,000.00	5.7365%	February 28, 2013

Series 11 Note	$2,425,000.00	5.7365%	August 28, 2013

Series 12 Note	$2,425,000.00	5.7365%	February 28, 2014

Series 13 Note	$2,425,000.00	5.7365%	August 28, 2014

Series 14 Note	$2,425,000.00	5.7365%	February 28, 2015

Series 15 Note	$2,425,000.00	5.7365%	August 28, 2015

Series 16 Note	$2,425,000.00	5.7365%	February 28, 2016

Note
Series	Principal Amount	Interest Rate	Final Maturity

Series 17 Note	$2,425,000.00	5.7365%	August 28, 2016

Series 18 Note	$2,425,000.00	5.7365%	February 28, 2017

Series 19 Note	$2,425,000.00	5.7365%	August 28, 2017

Series 20 Note	$2,425,000.00	5.7365%	February 28, 2018

Series 21 Note	$2,425,000.00	5.7365%	August 28, 2018

Series 22 Note	$2,425,000.00	5.7365%	February 28, 2019

Series 23 Note	$2,425,000.00	5.7365%	August 28, 2019

Series 24 Note	$2,425,000.00	5.7365%	February 28, 2020

Series 25 Note	$2,425,000.00	5.7365%	August 28, 2020

Series 26 Note	$2,425,000.00	5.7365%	February 28, 2021

Series 27 Note	$2,425,000.00	5.7365%	August 28, 2021

Series 28 Note	$2,425,000.00	5.7365%	February 28, 2022

Series 29 Note	$2,425,000.00	5.7365%	August 28, 2022

Series 30 Note	$2,425,000.00	5.7365%	February 28, 2023